SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant     ☒
Filed by a Party other than the Registrant     ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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March 16, 2015

Dear Fellow Shareholder:

You are cordially invited to attend First Horizon National Corporation’s 2015 annual meeting of shareholders. We will hold the meeting on April 28, 2015 in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, at 10:00 a.m. local time.

2014 was a strong year for First Horizon. This is reflected in the solid operating performance of our core business segments and in our strategic accomplishments, including

•	10% growth, year over year, in average loans in our regional banking business,

•	expansion in our Mid-Atlantic banking region via offices in Virginia, the Carolinas and north Florida,

•	the opening of an office in Houston, Texas,

•	completion of the acquisition of 13 bank branches in middle and eastern Tennessee,

•	our agreement to buy a five-branch bank in Raleigh, North Carolina,

•	the ongoing wind-down of our non-strategic assets and obligations, and

•	significant reductions in our consolidated employee expense and consolidated non-interest expense.

For the third year in a row, annual total shareholder return exceeded 18%.

Our Firstpower culture, with its emphasis on Accountability, Adaptability, Integrity and Relationships, continues to help us meet the challenges that we face. The strength of our culture and the quality of our people were reaffirmed with top-employer recognition from American Banker, Professional Women’s Multicultural magazine, Working Mother magazine and the Dave Thomas Foundation for Adoption. We were also honored to be chosen as a Top Ten Diversity Innovator in 2014.

In 2014 we celebrated the 150th anniversary of our principal operating subsidiary, First Tennessee Bank National Association, spotlighting the legacy of service that began when Abraham Lincoln was president. We’re proud of that legacy, and we’re focused on building for our next 150 years.

Accompanying this letter are the formal notice of the annual meeting, our 2015 proxy statement and our annual report to shareholders, which contains detailed financial information relating to our activities and operating performance during 2014. Though it is being delivered to you with our proxy statement, the annual report to shareholders is not deemed to be “soliciting material” under SEC Regulation 14A.

At the meeting, we will ask you to elect twelve directors; to vote on an advisory resolution to approve executive compensation (“say on pay”), and to ratify the appointment of KPMG LLP as our independent auditors for 2015. The accompanying proxy statement contains information about these matters.

Your vote is important. You may vote your proxy by telephone, over the internet or, if you received a paper proxy card by mail, you may also vote by signing, dating, and returning the proxy card by mail (as directed on the proxy card). Even if you plan to attend the meeting, please vote your proxy by telephone or over the internet or return your proxy card as soon as possible.

Thank you for your continued support of First Horizon, and I look forward to seeing you at the annual meeting.

D. Bryan Jordan
Chairman of the Board,
President and Chief Executive Officer

Notice of Annual Shareholders’ Meeting

April 28, 2015
10:00 a.m. Central Time

The annual meeting of the holders of First Horizon National Corporation’s common stock will be held on April 28, 2015, at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee.

The items of business are:

1.	Election of twelve directors to serve until the 2016 annual meeting of shareholders or until their successors are duly elected and qualified.

2.	Vote on an advisory resolution to approve executive compensation.

3.	Ratification of the appointment of auditors.

These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 27, 2015 is the record date for the meeting. All holders of record of First Horizon’s common stock as of that time are entitled to vote at the meeting.

Management requests that you vote your proxy by telephone or over the internet or that you sign and return the form of proxy promptly, as applicable, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 2 of the proxy statement.

Clyde A. Billings,Jr.
Senior Vice President, Assistant General Counsel
and Corporate Secretary

Memphis, Tennessee
March 16, 2015

IMPORTANT NOTICE

Please (1) vote your proxy by telephone (2) vote your proxy over the internet or (3) mark, date, sign and promptly mail the form of proxy, as applicable, so that your shares will be represented at the meeting.

If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors and the advisory resolution to approve executive compensation (Vote Item Nos. 1 and 2 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker or bank how to vote in these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see pages 2-3 of the proxy statement.

Proxy Statement for 2015 First Horizon
National Corporation Annual Meeting

2015 Annual Meeting & Proxy Statement—General Matters

Purpose of the Annual Meeting of Common Shareholders

Our Board of Directors is soliciting proxies to be voted at our upcoming annual meeting of the holders of First Horizon’s common stock (and at any adjournment or adjournments of the meeting). At the meeting, our common shareholders will act to elect twelve directors; to vote on an advisory resolution to approve executive compensation (“say on pay”), and to ratify the appointment of KPMG LLP as our independent auditors for 2015.

Date, Time & Place of the Annual Meeting

The annual meeting of the holders of our common stock will be held on Tuesday, April 28, 2015 at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee. To obtain additional information on directions to be able to attend the meeting and vote in person, contact our Community Relations office at 866-365-4313.

Terms Used in this Proxy Statement

In this proxy statement, First Horizon National Corporation will be referred to by the use of “we,” “us” or similar pronouns, or simply as “FHN” or “First Horizon,” and First Horizon and its consolidated subsidiaries will be referred to collectively as “the company.” The term “shares” will mean First Horizon’s common stock, and the term “shareholders” will mean the holders of that common stock, unless otherwise clearly stated.

In addition, the notice of the 2015 annual meeting of shareholders, this proxy statement, our annual report to shareholders for the year ended December 31, 2014, and the proxy card will be referred to as our “proxy materials.” Though the annual report to shareholders is included in the term “proxy materials,” it is not deemed to be “soliciting material” under SEC Regulation 14A.

Internet Availability of Proxy Materials

Again this year, we are using the SEC’s “notice and access” rule, which allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 16, 2015, we sent to most of our shareholders by mail or e-mail a notice of internet availability of proxy materials, which contains instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

If you received a paper copy of the notice, we encourage you to help us save money and reduce the environmental impact of delivering paper notices by signing up to receive all of your future proxy materials electronically.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares, please follow each of the separate voting instructions that you received for your shares of common stock held in each of your different accounts.

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Voting by Proxy & Revoking your Proxy

The First Horizon Board of Directors is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting of shareholders in the manner you direct. Giving us your proxy allows your shares to be voted even if you will be unable to attend the annual meeting in person. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including by telephone or internet) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified on the proxy. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as follows:

FOR:

1.	Election of twelve directors to serve until the 2016 annual meeting of shareholders or until their successors are duly elected and qualified.

2.	Approval of an advisory resolution to approve executive compensation (“say on pay”).

3.	Ratification of the appointment of auditors.

Solicitation of Proxies

First Horizon will pay the entire cost of soliciting the proxies. In following up the original solicitation of the proxies, we may request brokers and others to send proxy materials to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If we deem it necessary, we may also use several of our employees to solicit proxies from the shareholders, either personally or by telephone, letter or e-mail, for which they will receive no compensation in addition to their normal compensation. We have hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid us in the solicitation of proxies for a fee of $8,000 plus out-of-pocket expenses. An additional charge of $6.50 per holder will be incurred should we choose to have Morrow & Co. solicit individual holders of record.

Quorum & Vote Requirements

Except for our depositary shares (each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013), which have limited voting rights and no right to vote at the annual meeting, our common stock is our only class of voting securities. There were 233,860,525 shares of common stock outstanding and entitled to vote as of February 27, 2015, the record date for the annual shareholders’ meeting. Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on any of the vote items. The affirmative vote of a majority of the votes cast is required to elect the nominees as directors, and we have adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. For additional information on our director resignation policy, see the summary of the policy in the “Corporate Governance & Board Matters” section of this proxy statement beginning on page 4. The policy is also contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). The affirmative vote of a majority of the votes cast is required to approve the advisory resolution to approve executive compensation and to ratify the appointment of auditors.

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Effect of Not Casting Your Vote

Shares Held in Street Name. If you hold your shares in street name it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors and the advisory resolution to approve executive compensation (Vote Item Nos. 1 and 2 of this proxy statement). Under current regulations, your broker or bank will not have the ability to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote, no votes will be cast on your behalf with respect to these matters. Your broker or bank will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (Vote Item No. 3).

Shareholders of Record. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting unless you attend the annual meeting and vote your shares there.

Duplicate Mailings & Householding

Duplicate mailings in most cases are inconvenient for you and an unnecessary expenditure for us. We encourage you to eliminate them whenever you can as described below.

Multiple Accounts. Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our stock transfer agent, Wells Fargo Bank, N.A., by phone toll-free at 1-877-536-3558, or by mail to Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.

Shares Held in Street Name. If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate any duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Shareholders with the Same Address; Requesting Changes. If you are among the shareholders who receive paper copies of our proxy materials, SEC rules allow us to mail a single copy of those materials to all shareholders residing at the same address if certain conditions are met. This practice is referred to as “householding.” (Householding does not apply to either the proxy card or the notice of internet availability of proxy materials.) If your household receives only one copy of the proxy materials and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our stock transfer agent, Wells Fargo Bank, N.A., by phone toll-free at 1-877-602-7615 or by writing to it at Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting Wells Fargo using the contact information given in this paragraph above. In either case, in your communications, please refer to your account number and our company number (998). Please be aware that if you hold shares both in your own name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership. If your household receives only a single copy of the proxy materials, and if you desire your own separate copies for the 2015 annual meeting, you may pick up copies in person at the meeting in April or download them from our website using the website address listed in the box below. If you would like additional copies mailed, we will mail them promptly if you request them from our Investor Relations department at our website, by phone toll-free at 1-800-410-4577, or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. However, we cannot guarantee you will receive mailed copies before the 2015 annual meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on April 28, 2015.

This proxy statement, our proxy card, and our annual report to shareholders are available at http://ir.fhnc.com/annual-proxy.cfm.

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Corporate Governance & Board Matters

In accordance with our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has twelve members. All of our directors are also directors of First Tennessee Bank National Association (the “Bank” or “FTB”). The Bank is our principal operating subsidiary.

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are highlighted below.

Corporate Governance Highlights

•	Annual director elections. All our directors are elected by our shareholders every year.

•	Majority voting. Our directors are elected by a majority of the votes cast in uncontested elections (plurality vote in contested elections).

•	Director resignation policy. We have adopted a director resignation policy for directors who do not receive the affirmative vote of a majority of the votes cast.

•	Independence. All of our current non-employee director nominees are independent under the NYSE listing standards.

•	Board refreshment. Our Board values fresh perspectives. Over the past five years, we have added five new directors to our Board, and a majority of our directors have served for fewer than eight years.

•	Shareholder engagement. Dialogue with our shareholders is a critical part of our company’s success. In addition to our Investor Relations area’s ongoing dialogue with our shareholders via conferences, road shows and the like, over the past two years our outside directors have met a number of times with both investors and proxy advisory firms to discuss issues of importance to them.

•	Lead director. Independent director R. Brad Martin serves as the lead director. The principal duties of the lead director are specified in the Corporate Governance Guidelines.

•	Other directorships. All of our directors serve on three or fewer public company boards (other than First Horizon); nine of twelve of our directors serve on one or no other public company boards.

•	Clawback. Our Compensation Recovery Policy (commonly known as a “clawback” policy) allows the company to recover incentive compensation paid to employees, including executive officers, under certain circumstances.

•	Stock ownership guidelines. Our stock ownership guidelines require non-employee directors to own three times their annual (cash and equity) retainer in First Horizon stock and executive officers to own a certain amount of stock based on their position and salary. See page 39 for additional details about the guidelines.

•	Sustainability. First Horizon’s sustainability statement is available on our website at www.firsthorizon.com under the “Sustainability” heading in the “Community” area.

•	Individual director evaluations. Each year, the Nominating & Corporate Governance Committee evaluates the performance of each director prior to determining whether to recommend him or her to the Board for renomination. See page 24 for additional detail on this process.

•	Hedging. Company policy effectively prohibits directors and executive officers from hedging with respect to First Horizon stock.

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Key Corporate Governance Documents

Our Board has adopted the following key corporate governance documents, all of which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are also available to shareholders upon request to the Corporate Secretary.

Corporate Governance Guidelines	•	Provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and set forth a common set of expectations as to how the Board should perform its functions.

Code of Business Conduct and Ethics	•	Sets forth the overarching principles that guide the conduct of every aspect of our business.

	•	Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K.

Code of Ethics for Senior Financial Officers	•	Promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other employees who have financial responsibilities.

	•	We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on the company’s website.

The company has also adopted a Compliance and Ethics Program Policy, which highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.

Director Resignation Policy

Our Board has adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. Under the policy, the Nominating & Corporate Governance Committee must promptly consider the resignation tender and a range of possible responses and make a recommendation to the Board. The Board will act on the Nominating & Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation tender, including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. If any director’s tender of resignation under the policy is not accepted by the Board, such director will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Any director who tenders his or her resignation pursuant to the director resignation policy shall not participate in the Nominating & Corporate Governance Committee recommendation or Board action regarding whether to accept the tender of resignation. If a majority of the members of the Nominating & Corporate Governance Committee did not receive the affirmative vote of a majority of the votes cast at the same election, then all the

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directors who are “independent” under the listing standards of the New York Stock Exchange and who received the affirmative vote of a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept them. This committee may, but need not, consist of all of the independent directors who received the affirmative vote of a majority of the votes cast. The director resignation policy is contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Independence & Categorical Standards

Independence

Our common stock is listed on the New York Stock Exchange. The NYSE listing standards require a majority of our directors and all of the members of the Compensation Committee, the Nominating & Corporate Governance Committee and the Audit Committee of the Board of Directors to be independent as defined in the listing standards. Under these standards, our Board of Directors is required to determine affirmatively that a director has no material relationship with the company for that director to qualify as independent. In order to assist in making independence determinations, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating & Corporate Governance Committee considered the relationships between each director and the company, including those that fall within the categorical standards. In addition, the NYSE listing standards require that the Board specifically consider certain factors in determining the independence of any director who will serve on the Compensation Committee. These factors are described under the heading “The Compensation Committee—In General” below in this proxy statement. Our Board specifically considered such factors in making the independence determinations for all of our directors, including those who serve on the Compensation Committee.

Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that all eleven of our current non-employee directors (Messrs. Carter, Compton, Emkes, Gilchrist, Martin, Niswonger, Reed, and Yancy and Mmes. Gregg, Palmer and Stewart) are independent under the NYSE listing standards. The Nominating & Corporate Governance Committee and the Board determined that all transactions and relationships with each director identified above as independent fell within our categorical standards. Mr. Jordan, as our Chief Executive Officer, is not independent.

The categorical standards established by the Board, which were last revised in 2010, are set forth below and are also available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

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Director Transactions by Category or Type

With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.

•	Provision by the company, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts (all directors except Mr. Gilchrist and Ms. Stewart); cash management services (Messrs. Carter, Compton, Emkes, Martin, Niswonger, and Yancy); loans (including mortgage loans), letters of credit, guaranties, credit cards and/or other lines of credit (all directors except Mr. Gilchrist and Ms. Stewart); interest rate swaps (Mr. Martin); investment management (Messrs. Emkes and Niswonger); broker/dealer services (Messrs. Emkes, Martin, Niswonger, Reed and Yancy and Ms. Palmer); financial planning (Mr. Reed); capital markets (Mr. Carter); trust services (Messrs. Compton, Martin and Niswonger); insurance brokerage (Messrs. Niswonger, Reed and Yancy); safe deposit boxes (Messrs. Carter, Martin and Niswonger and Ms. Gregg); pay card services (Mr. Carter); purchasing card services (Mr. Niswonger) and currency exchange (Messrs. Compton, Martin and Niswonger).

•	Provision by an entity affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following products and services to the company: package delivery and print services (Mr. Carter); hotel lodging for business travel by employees of the company (Messrs. Niswonger and Reed); venues for business development and for holding seminars and other corporate functions (Messrs. Martin, Niswonger and Reed); leased space for ATMs (Mr. Martin); university classes for employee training (Mr. Martin); restaurant meals for business purposes (Mr. Reed).

•	Sponsorship of athletic team (Mr. Martin).

•	Charitable contributions by the company or the First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated (Mesdames Gregg and Palmer and Messrs. Carter, Emkes, Martin, Niswonger and Yancy).

•	Employment by the company in a non-executive position of an immediate family member of a director (Mr. Yancy).

Categorical Standards

Each of the following relationships between the Corporation (as defined below) and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:

1.	Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/ dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

2.	An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and

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Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (4) the extension of credit has not been placed on non-accrual status.

3.	Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).

4.	Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

5.	All compensation and benefits provided to non-employee directors for service as a director.

6.	All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated employees and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated employees of the Corporation.

Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.

The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.

The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon National Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Board Leadership Structure & Role in Risk Oversight

Leadership Structure

First Horizon’s Board leadership structure has evolved significantly in the past several years. Prior to 2007, the Chairman of the Board and Chief Executive Officer roles were held by the same individual (except for two transition periods relating to CEO succession). In 2007, the Board made certain governance changes in order to facilitate the implementation of strategic changes it was then initiating, including the appointment of a new CEO and of a separate individual as the Chairman of the Board. Under the Bylaws, the position of Chairman of the Board was at that time an executive officer position, but in 2009, the Board adopted amendments to the Bylaws that made the

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position of Chairman of the Board a non-officer position. In 2012, the Board elected Mr. Jordan, our President and CEO, as Chairman of the Board as well.

Under First Horizon’s current Bylaws, the Chairman of the Board presides at all meetings of the shareholders and of the Board (except, with respect to meetings of the Board, as the Board may otherwise determine) and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board. The Chief Executive Officer is responsible for carrying out the orders of and the resolutions and policies adopted by the Board, has general management of the business of the company and exercises general supervision over all of its affairs.

Under our Corporate Governance Guidelines, the Board designates our independent lead director from time to time from among the members of the Nominating & Corporate Governance Committee. Mr. Martin, who is independent under the listing standards of the NYSE, is currently serving as lead director for the Board. The lead director’s responsibilities include, among other things, supporting the Chairman of the Board in developing (in conjunction with the Corporate Secretary) the agenda for each Board meeting and in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board; presiding (or, if he cannot be in attendance, designating another director to preside) at executive sessions of the Board; taking any actions he deems necessary or appropriate in connection with the Board and committee self-evaluation process (including contacting each director individually to obtain additional input on Board and committee effectiveness, if he deems appropriate); receiving reports from directors who have concerns about another director’s performance pursuant to our process for individual director performance evaluations; and receiving communications from shareholders pursuant to our process for communications with the Board.

We believe that our current board leadership structure, with a combined CEO and Chairman position and with a separate lead director who is independent under the NYSE listing standards and has the principal duties specified in the Corporate Governance Guidelines, is most appropriate for our company at this time. We believe that combining the roles of CEO and Chairman facilitates our prudent management of the company in the current challenging economic and regulatory environment we face. Holding both roles best positions Mr. Jordan as CEO and Chairman to be aware of major issues facing the company on a day-to-day and long-term basis and to identify key risks and developments facing the company that should be brought to the Board’s attention. The combined role also provides a single point of leadership for the company at a time when it is crucial for the company to maintain a unified message and strategic direction.

The combined CEO/Chairman position is counterbalanced by our strong lead director position, currently held by Mr. Martin, a long-time director and chair of the Executive & Risk Committee. The lead director, who has the responsibilities described above, provides an independent voice on issues facing the company and ensures that key issues are brought to the Board’s attention. The Board and its committees also regularly hold executive sessions with no members of management present, thereby providing an opportunity for the independent directors to discuss their views freely; the executive sessions of the Board are generally presided over by the lead director (or his designee, if he cannot attend). All four regular meetings of the Board in 2014 concluded with such an executive session. The Board itself has a high degree of independence, with all eleven of the non-employee directors qualifying as independent under the NYSE listing standards. In addition, the Board values the fresh perspectives brought by new directors: over the past five years, we have added five new directors to our Board.

We recognize that different board leadership structures may be appropriate for First Horizon at different times and in different situations. As part of our Board self-evaluation process, the Board annually evaluates the company’s leadership structure to ensure that it provides the most appropriate structure. As stated in our Corporate Governance Guidelines, the Board is free to select its Chairman and First Horizon’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The Board has separated the roles of Chairman and CEO in the recent past and will consider doing so in the future should circumstances arise that make such separation appropriate.

Board Role in Risk Oversight

As stated in our Corporate Governance Guidelines, oversight of risk management is central to the role of the Board. The company’s risk management processes are reflected in a Board policy on risk

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management governance and in a Board statement of risk appetite. The policy delegates primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. The role of that Committee, as well as that of the Audit, Compensation and Trust Committees, is outlined below. Each of these committees and the full Board receive regular reports from management regarding the company’s risks, and each committee reports regularly to the full Board concerning risk.

Executive & Risk Committee. The Executive & Risk Committee’s charter authorizes and directs the Committee to assist the Board in its oversight of First Horizon’s enterprise risk management governance and processes, including the management of credit, market, operational, liquidity, interest rate sensitivity, capital and equity investment risks, the adoption and implementation of significant risk and compliance policies and First Horizon’s risk appetite. In fulfilling its risk responsibilities, the Board delegated the following duties to the Committee: to review periodically and recommend to the Board the risk appetite parameters to be employed by management in operating the company; to receive information on First Horizon’s business practices, policies and procedures related to the risks listed above; to monitor results to ensure alignment with First Horizon’s risk appetite; to review periodic risk and compliance reports from the Chief Risk Officer and the Chief Credit Officer, including reports on major risk exposures and steps taken to monitor, mitigate and control such exposures; to review periodically with management regulatory correspondence and actions; to review and approve First Horizon’s stress testing program and results; and to establish (or recommend to the Board the establishment of) risk management and compliance policies, as appropriate. In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Risk Assurance department. The Committee charter requires the Committee to advise the Chief Audit Executive (who has responsibility for the Credit Risk Assurance department) that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the Credit Risk Assurance department and management’s responses thereto; approve the department’s Annual Review Plan and schedule of activities; meet quarterly with the Chief Audit Executive in separate executive session to discuss any matters that the Committee or the Chief Audit Executive believes should be discussed privately; and review the Annual Credit Risk Assurance department Statement of Independence.

Audit Committee. Other Board committees continue to play a role in First Horizon’s risk management processes as well. In accordance with the NYSE listing standards and its charter, the Audit Committee, which formerly had primary responsibility for oversight of risk management, retains an oversight role in that area, including receiving reports from the Chief Audit Executive regarding risk governance, risk assessment and risk management, the adequacy of the company’s policies and compliance with legal and regulatory requirements. Pursuant to its charter, the Audit Committee also reviews employee complaints or material reports or inquiries received from regulators or government agencies and management’s responses; meets periodically with the company’s Chief Risk Officer to discuss any risk and compliance matters that may have a material effect on the company’s financial statements or internal controls; discusses any significant compliance issues raised in reports or inquiries received from regulators or government agencies; reviews periodic reports regarding the Compliance and Ethics Program on the effectiveness of that program; and discusses with the General Counsel pending and threatened claims that may have a material impact on the financial statements. The Bank’s Trust Audit Committee carries out a risk oversight role with respect to the fiduciary activities of the Bank. The Committee is charged with ensuring that suitable audits (by internal or external auditors) of all significant Bank fiduciary activities are made either annually or on a continuous basis for the purpose of ascertaining whether the Trust Division is being administered in accordance with applicable law, regulation and sound fiduciary principles.

Compensation Committee. The Compensation Committee is chiefly responsible for compensation-related risks. The charter of the Committee requires the Committee to oversee our compliance with all applicable laws and regulations relating to (i) appropriate management of the risks associated with compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks. Additional information about the Committee’s role in risk management is included under the heading “The Compensation Committee—Compensation Risk” on pages 18-19.

Trust Committee. The Trust Committee is responsible for overseeing the fiduciary activities of the Bank, including risks arising in connection with such activities. The Trust Committee receives reports from Trust Division management regarding the investment and distribution of fiduciary account funds and fiduciary account records.

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Board Committees

Committee Charters & Committee Composition

The Board has four standing committees: the Executive & Risk Committee, the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. The charter of each of these committees is currently available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are available to shareholders upon request to the Corporate Secretary. The Audit Committee, the Compensation Committee and the Nominating &

Corporate Governance Committee are each composed of directors who are independent, as defined above under the heading “Independence & Categorical Standards” beginning on page 6. The current membership of each of the Board’s standing committees is set forth in the table below. Membership and chairmanship continued during the entire period from January 1, 2014 until the filing of this proxy statement unless otherwise indicated in the notes following the table.

Executive & Risk			Nominating & Corporate
Committee	Audit Committee	Compensation Committee	Governance Committee
Corydon J. Gilchrist(1)	John C. Compton(2)	Robert B. Carter(5)	Robert B. Carter (chair)
D. Bryan Jordan	Mark A. Emkes (chair)(3)	John C. Compton	John C. Compton
R. Brad Martin (chair)	Corydon J. Gilchrist	R. Brad Martin	Corydon J. Gilchrist
Scott M. Niswonger	Vicky B. Gregg	Vicki R. Palmer(6)	R. Brad Martin
Vicki R. Palmer	Cecelia D. Stewart(4)	Colin V. Reed (chair)	Scott M. Niswonger
Colin V. Reed	Luke Yancy III

(1)	Mr. Gilchrist joined the Executive & Risk Committee in April 2014.

(2)	Mr. Compton became a member of the Audit Committee in April 2014.

(3)	Mr. Emkes became chair of the Audit Committee in April 2014.

(4)	Ms. Stewart became a director in October 2014, and her membership on the Audit and Trust Committees commenced at that time.

(5)	Mr. Carter became a member of the Compensation Committee in April 2014.

(6)	Ms. Palmer became a member of the Compensation Committee in April 2014.

Mr. Yancy also serves as chair of the Trust Committee, a standing committee of the Bank on which Mesdames Gregg and Stewart and Mr. Niswonger also serve. Mr. Emkes is the chair of the Trust Audit Committee, a standing committee of the Bank on which all the other members of the Audit Committee listed above except Ms. Stewart also serve. Ms. Palmer served as chair (and a member) of the Audit Committee until April 2014; Mr. Carter served as a member of the Audit Committee until April 2014; and Mr. Emkes served as a member of the Compensation Committee until April 2014.

The Executive & Risk Committee

The Executive & Risk Committee was established by our Board of Directors and operates under a written charter, which was amended and restated in 2014 primarily to clarify the Committee’s enterprise risk management responsibilities. The Committee met eight times during 2014.

The Board has delegated primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Risk Assurance department. Additional information on the Committee’s risk-related duties is available under the heading “Board Role in Risk Oversight—Executive & Risk Committee” on page 10 above. As an executive committee, the Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board, except as prohibited by applicable law and provided that it may not approve acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $100 million. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock.

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The Audit Committee

Overview

The Audit Committee was established by our Board of Directors and operates under a written charter that was amended and restated in 2014 to update a reference to an accounting standard. The charter is attached to this proxy statement at Appendix A. In 2014, the Committee met eight times for the principal purpose of executing its responsibilities under the Committee’s charter, and all eight of those meetings concluded with an executive session during which management was not present.

Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.

Audit Committee Financial Experts

Mark A. Emkes. The Board of Directors has determined that Mark A. Emkes (chair of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Mr. Emkes received his Bachelor of Arts in Economics from DePauw University and his Masters of Business Administration in International Management from the Thunderbird School of Global Management. Over the course of his career, Mr. Emkes served in various positions with Tokyo-based Bridgestone Corporation, including as President and Managing Director of Bridgestone Firestone Mexico and of Bridgestone Firestone Brazil, President of Bridgestone Latin

America, and Chairman and CEO of Bridgestone North America. In each of these positions, he actively supervised the divisional chief financial officer, who reported directly to him, and he reviewed financial results regularly. His service with Bridgestone culminated in his position as Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc., a company with approximately $12 billion in revenue, and as a director of its parent company, Bridgestone Corporation. As CEO of Bridgestone Americas, Inc., Mr. Emkes was responsible for the financial statements of the subsidiary, and he actively supervised the CFO, regularly reviewing results in detail and discussing with the CFO issues relating to the subsidiary’s financial statements, including issues relating to its estimates, accruals and reserves. He annually signed a certificate for Bridgestone Corporation in connection with the certification process for Japan’s version of the Sarbanes-Oxley Act and a management representation letter for Deloitte in connection with Deloitte’s audit of the financial results of Bridgestone Corporation (the financial statements of which were audited in accordance with generally accepted accounting principles). For part of Mr. Emkes’s tenure at Bridgestone Americas, the internal audit division reported to him. Most recently, Mr. Emkes served as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he retired from in May 2013. Mr. Emkes has served on First Horizon’s Audit Committee since 2008.

Vicky B. Gregg. The Board of Directors has also determined that Vicky B. Gregg (a member of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. A nurse by education, Ms. Gregg received training in finance and accounting upon entering the management training program at Humana, Inc. She went on to hold a variety of positions with Humana over the course of fifteen years, culminating in the position of Regional Vice President, and later became President and CEO of Volunteer State Health Plan, a subsidiary of BlueCross BlueShield of Tennessee (“BCBST”) and one of the largest Medicaid health maintenance organizations in the country. Both positions involved oversight responsibility for financial statements that were filed with state insurance regulators. She served as Chief Executive Officer of BCBST from 2003 until her retirement in 2012. In that position, she had overall responsibility for the financial statements, actively

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supervising the Chief Financial Officer, who reported to her, and regularly reviewing results and discussing issues relating to the BCBST financial statements with the CFO. During her tenure as CEO, BCBST prepared financial statements in accordance with accounting practices prescribed by state insurance laws and regulations as well as financial statements in conformity with U.S. generally accepted accounting practices, and the BCBST board voluntarily elected to adopt the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting. As BCBST CEO, Ms. Gregg regularly signed certificates regarding the effectiveness of BCBST’s internal controls over financial reporting in accordance with Section 404. In addition, the audit committee, of which Ms. Gregg as CEO was an ex officio member, was accountable for BCBST’s internal controls, and the head of BCBST’s internal audit division reported to the audit committee and the CFO. Ms. Gregg is also a member of the audit committee of another public company, Team Health Holdings, Inc.

Independence of Audit Committee Financial Experts. Each of Mr. Emkes and Ms. Gregg meet in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.

Audit Committee Report

The roles of the Audit Committee (“Committee”) are (1) to assist First Horizon’s Board of Directors in its oversight of (a) the company’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of its financial statements, (c) its compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2014. As set forth in the Committee’s charter, management of First Horizon is responsible for preparation, presentation and integrity of the Corporation’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out audits of First Horizon’s annual financial statements and effectiveness of internal control over financial reporting, reviews of First Horizon’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and certain other procedures.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that were included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2014. The Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (formerly the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T). Finally, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. At each of its regular quarterly meetings, the Committee is scheduled to meet, in separate executive sessions with no members of management present, with both the independent auditors and the internal auditor to discuss any matters that the Committee in its discretion deems appropriate.

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While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Mr. Emkes and Ms. Gregg are audit committee financial experts as that term is defined in Item 407(d)(5) of Regulation S-K, none of the members of the Committee currently devotes specific attention to the narrower fields of auditing or accounting or is professionally engaged in the practice of auditing or accounting, nor are they performing the functions of auditors or accountants, nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Submitted by the Audit Committee of our Board of Directors.

Audit Committee

Mark A. Emkes, Chair

John C. Compton

Corydon J. Gilchrist

Vicky B. Gregg

Cecelia D. Stewart

Luke Yancy III

The Nominating & Corporate Governance Committee

In General

The Nominating & Corporate Governance Committee operates under a written charter that was last amended in 2014 to update a cross-reference. The charter is attached to this proxy statement at Appendix B. The purposes of the Nominating & Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the

Corporation, and (3) to oversee the evaluation of the Board and management.

The Committee met four times in 2014 for the principal purpose of executing its responsibilities under its charter, and one of those meetings concluded with an executive session during which management was not present. In 2013, the company retained a director search firm to assist the Committee in assessing Board competencies and identifying any potential director needs.

Nominations of Directors; Consideration of Diversity in Identifying Director Nominees

With respect to the nominating process, the Nominating & Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals whose potential membership on the Board could be explored in greater depth. The Committee recommends new nominees for the position of independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•	Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business.

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•	Diversity of viewpoints, background, experience and other demographics.

•	Ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the company and the composition of the Board of Directors.

As described above and set forth in our Corporate Governance Guidelines, diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Committee bases its recommendations of new nominees for director positions. The inclusion of diversity in the listed criteria for director nominees reflects the Board’s belief that diversity, broadly defined, is important to the effective functioning of the Board. More generally, our Board-adopted Code of Business Conduct and Ethics reflects First Horizon’s firm commitment to non-discrimination and equal opportunity for employees, customers and suppliers and to treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman and CEO and/or other directors as the Committee determines will enter into a discussion with that candidate.

Shareholder Recommendations of Director Nominees

The Nominating & Corporate Governance Committee will consider individuals recommended by shareholders as director nominees, and any such individual is given appropriate consideration in the same manner as individuals recommended by the Committee. Shareholders who wish to submit individuals for consideration by the Nominating & Corporate Governance Committee as director nominees may do so by submitting, in compliance with the procedures and along with the other information required by our Bylaws (as described below), a notice in writing that gives such individuals’ names to the Corporate Secretary. Our Bylaws require that to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting. However, if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, a notice by a shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder’s notice must state:

•	the name, age, business address and residence address of the person whom the shareholder proposes to nominate; the principal occupation or employment of such person; the class and number of shares of First Horizon that are beneficially owned by such person on the date of the notice;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name and address, as they appear on our books, of the shareholder giving the notice and any other shareholders known by such shareholder to be supporting the proposed nominee; and

•	the class and number of shares of our stock which are beneficially owned by the shareholder giving the notice on the date of the notice and by any other shareholders known by the shareholder giving the notice to be supporting the proposed nominee on the date of such shareholder’s notice.

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The Compensation Committee

In General

The Compensation Committee operates under a written charter that is attached to this proxy statement at Appendix C. Paper copies are available to shareholders upon request to the Corporate Secretary. The charter was last amended and restated by the Board of Directors in July 2014 to update plan references, consolidate officer creation duties, and add duties regarding the company’s stock ownership guidelines and compensation-related items required to be included in the proxy statement.

The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter.

The members of the Committee are independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements that specifically apply to Compensation Committee members as set forth in the listing standards (as prescribed by Section 10C of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder). In affirmatively determining the independence of all of the directors, including those who serve on the Committee, the Board has considered all factors specifically relevant to determining whether any of those directors has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director, and whether such director is affiliated with First Horizon, a subsidiary of First Horizon, or an affiliate of a subsidiary of First Horizon.

Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans have similar provisions concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under one or the other of those tests, then that member must recuse him- or herself from participating in decisions impacted by the relevant test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under one of those tests may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.

Processes & Procedures Regarding Executive & Director Compensation

The Committee’s Authority

The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The charter also provides that the Committee will oversee the company’s compliance with all applicable laws and regulations relating to (1) appropriate management of the risks associated with incentive compensation programs or arrangements, (2) the compensation of the company’s executive officers and (3) any reporting associated with either. The Committee may not delegate any of the authority described in this

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paragraph related to executive and director compensation to any other persons. In 2014, the Committee met five times (and took action by written consent three times) for the principal purpose of executing its responsibilities under the Committee’s charter, and all five of those meetings concluded with an executive session during which management was not present.

Director Compensation

The Committee periodically conducts a review of the company’s director compensation program. The last comprehensive review took place during late 2012 and early 2013. During each comprehensive review, the design and amount of director compensation is considered by management, and any changes are recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions. As a result of the most recent review process, several changes were made and took effect on April 1, 2013, including (among other changes) a reduction of the cash retainer amount from $45,000 to $25,000 annually. A complete description of our director compensation program can be found under the heading “Director Compensation” beginning on page 63 of this proxy statement.

Executive Compensation

The Committee determines the CEO’s salary and bonus in executive session independent of management, generally on an annual basis. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant as well as input from the Committee’s independent compensation consultant. The CEO is not involved in the determination of his own salary.

Our CEO recommends to the Committee salary levels for the executive officers other than himself. Other compensation matters (bonus, equity awards, etc.) involving executives are reviewed by management, including the CEO, which then makes recommendations to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses a consultant in formulating certain of its recommendations, both for advice and as a source of peer-company data. Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year. The Committee’s independent consultant reviews all proposals and makes recommendations to the Committee.

Benefit Programs and Plans

Management monitors and considers new or modified benefit programs used by other companies, or needed within our company, to attract and retain key employees. Recommendations are presented by management to the Committee for review and discussion. The CEO ultimately oversees these management processes. New benefit plans, or significant amendments to existing plans, typically are approved by the full Board based on recommendations from the Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the Committee for approval.

Use of Consultants

Management uses a national compensation consulting firm to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for non-qualified deferred compensation and any special compensation arrangements that are unique to specific business units such as the capital markets industry. The consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the company to attract and retain the talent needed.

In 2014, management engaged McLagan as its primary advisor for executive and director compensation matters. Among other things, management directed McLagan to provide objective advice to management, the Committee and the Board on executive and director compensation, to provide expertise in executive and director compensation design, market practices in our industry and data to support recommendations, and to ensure timely reports to management and the Committee on all critical accounting, tax, securities law and market

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developments and trends relating to executive and director compensation. In addition, management engages nationally-recognized law firms as appropriate to provide advice on compliance with new laws, administration of stock plans, and compensation-related agreements and arrangements. Management also engages other advisers from time to time to provide expertise in executive and director compensation matters.

In 2014, the Compensation Committee continued its engagement of Frederic W. Cook & Co., Inc. to provide it with independent analysis and advice on executive compensation-related matters. Among other things, the Cook firm assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. The Cook firm was specifically directed to undertake no work on behalf of management, and the firm has no other relationships with the company or management.

The NYSE listing standards require that all compensation consultants, legal counsel or other advisers to the Committee (which we collectively refer to as “advisers”) undergo an assessment of independence from management. The Committee must consider all factors relevant to each adviser’s independence from management, including the following:

•	the provision of other services to the company by the person that employs the adviser;

•	the amount of fees received from the company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;

•	the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;

•	any business or personal relationship of the adviser with a member of the Committee;

•	any stock of the company owned by the adviser; and

•	any business or personal relationship of the adviser or the person employing the adviser with an executive officer of the company.

The Committee has assessed the independence of the Cook firm and all other advisers to the Committee as required by the NYSE listing standards, considering the factors described above, and has determined that the Cook firm (and the individual adviser that the Cook firm employs with respect to the engagement by the company) is independent of management. The Committee has also considered the factors listed above for determining whether the work performed by the Cook firm has raised any conflict of interest and has concluded that no such conflict of interest exists.

Compensation Risk

Management and the Committee seek to balance several competing corporate goals: to provide compensation packages which are competitive and which motivate employees to achieve key corporate goals through appropriate risk-taking; to discourage inappropriate risk-taking; and to comply with evolving regulatory standards concerning compensation and risk management. At least once each year the Committee meets with management to review and assess risks associated with incentive compensation plans of the company. For 2014 management surveyed incentive plans used throughout the company using several specific criteria for identifying those incentive plans which represented material inherent risk. Those criteria were payout levels (overall and per person), qualitative assessment of the impact on company risk-taking, and qualitative assessment of the plan’s administration. For those plans judged to have material inherent risk, management assessed the residual risk of each, taking into account, among other things, the specific inherent risks which had been identified for the plan, the specific controls established in relation to those risks, and the implementation of those controls in the operation of the plan. Management then conducted a review in which residual risk was assessed for those plans identified as having material inherent risk. Based on that work, management has reported to the Committee that each incentive plan which entails material inherent risk has low residual risk after considering applicable controls and other relevant factors.

Management also considered recent past and possible future enhancements of incentive plans related to risk management. Key secondary goals continue to be: (i) to identify incentive plans where goals could be profit-based rather than revenue-based and (ii) to identify plans where mandatory deferral mechanisms are appropriate. A shift away from revenues in favor of profits continued in 2014; that shift expands the scope of the incentive to encompass the costs associated with creating revenues. A mandatory deferral feature can be used to measure the results of a one-year incentive against a time frame longer than a single

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year so that, for example, potential unforeseen or unknowable costs of an activity have time to come to light. Deferral is also used to buttress the company’s compensation recovery policy and its stock ownership guidelines.

The company believes that substantial progress towards the secondary goals has been achieved. For example, most 2014 corporate annual bonuses, including those of most executive officers, used a profit metric and also incorporated a qualitative assessment of risk related to performance. For most banking employees 2014 bonus opportunities used a profit metric tailored, in many cases, to the applicable division or unit. Also, a number of incentive programs in various parts of the company contain a mandatory deferral feature.

Management also conducted an assessment of nearly one hundred senior managers immediately below the executive level. This “tone from the top” assessment evaluated leadership performance and behaviors against risk management expectations, identifying areas that were satisfactory and where enhancement was indicated. Management reported the results of this assessment to the Committee in 2014.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned “Compensation Discussion & Analysis” beginning on page 33. Based on that review and discussion, the Compensation Committee recommended to our Board that the “Compensation Discussion & Analysis” section be included in this proxy statement.

Compensation Committee

Colin V. Reed, Chair
Robert B. Carter
John C. Compton
R. Brad Martin
Vicki R. Palmer

Compensation Committee Interlocks & Insider Participation

Messrs. Carter, Compton, Emkes, Martin and Reed and Ms. Palmer, all non-employee directors, served as members of the Board of Director’s Compensation Committee during 2014. Mr. Emkes’s service on the Committee ceased in April 2014, and Mr. Carter’s and Ms. Palmer’s service on the Committee began in April 2014. Refer to the table in “Corporate Governance and Board Matters—Composition of Board Committees” above for additional committee information. No interlocking relationships existed with respect to any of the members of the Committee.

Board & Committee Meeting Attendance

During 2014, the Board of Directors held four meetings (three of which took place over a period of two days) and took action by written consent two times (both of which involved action only by the Bank’s Board). The Compensation Committee held five meetings and took action by written consent three times, the Nominating &

Corporate Governance Committee held four meetings, the Audit Committee held eight meetings and the Executive & Risk Committee held eight meetings. The average attendance at Board and committee meetings exceeded 93 percent. No incumbent director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served during

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2014. As set forth in our Corporate Governance Guidelines, our directors are expected to make every effort to attend every meeting of First Horizon’s shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2012 and one director in 2014.

Executive Sessions of the Board

To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present, and that if any non-management directors are not independent under NYSE listing standards, the independent, non-

management directors will meet in executive session at least once a year. All of our non-management directors were independent during all of 2014, and during 2014, those independent, non-management directors met four times in executive session of the Board. The lead director, currently Mr. Martin, presides (or, if he cannot be in attendance, designates another director to preside) at the executive sessions of the Board.

Communication with the Board of Directors

A shareholder who desires to communicate with the Board of Directors on matters other than director nominations should submit his or her communication in writing to the lead director, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all communications to the lead director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

Approval, Monitoring & Ratification Procedures for Related Party Transactions

The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between First Horizon, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chair of the Audit Committee. In considering whether to approve a given transaction, the Audit Committee (or chair) must consider:

•	whether the terms of the related party transaction are fair to First Horizon and on terms
•	at least as favorable as would apply if the other party was not, or did not have an affiliation with, a director or executive officer of First Horizon;

•	whether First Horizon is currently engaged in other related party transactions with the related party at issue or other related parties of the same director or executive officer;

•	whether there are demonstrable business reasons for First Horizon to enter into the related party transaction;

•	whether the related party transaction would impair the independence of a director; and

•	whether the related party transaction would present an improper conflict of interest for any director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

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Transactions with Related Persons

First Horizon, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with our executive officers, directors, nominees, their immediately family members and affiliated entities, and the persons of which we are aware that beneficially own more than 5 percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. We note that as a perquisite we offer all employees discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to our executive officers except in relation to credit extended at the time an executive officer is serving as such.

Stock Ownership Information

As of December 31, 2014, there were 5,941 shareholders of record of our common stock. To our knowledge, there were four persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2014. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2014 is set forth in the following table:

Security Ownership of Certain Beneficial Owners

	Amount and Nature
Name and Address of	of Beneficial
Beneficial Owner*	Ownership	Percent of Class
BlackRock, Inc	16,631,143	7.1%
State Street Corporation	12,032,533	5.1%
T. Rowe Price Associates, Inc	22,041,971	9.3%
The Vanguard Group, Inc	14,705,839	6.25%

*	Addresses appear in the text below.

BlackRock. The information in the table above with respect to BlackRock is based on information set forth in Schedule 13G/A, filed with the Securities and Exchange Commission on January 29, 2015 by BlackRock, Inc. on behalf of its subsidiaries BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Capital Management, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, 55 East 52nd Street, New York, NY 10022. According to this Schedule 13G, BlackRock has sole voting power with respect to 15,811,014 shares of our common stock and sole dispositive power with respect to 16,631,143 shares of our common stock.

State Street. The information in the table above with respect to State Street Corporation (“State Street”) is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 12, 2015 on behalf of its subsidiaries State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd., State Street Global Advisors Australia Limited, and State Street Global Advisors, Asia Limited (collectively, “State Street”) by State Street, State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. According to this Schedule 13G, State Street has shared voting power and shared dispositive power with respect to all 12,032,533 shares of our common stock that it beneficially owns.

T. Rowe Price. The information in the table above with respect to T. Rowe Price Associates, Inc. (“TRP”) is based on information set forth in

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Amendment No. 6 to Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2015 by TRP, 100 E. Pratt Street, Baltimore, Maryland 21202. According to this document, TRP has sole voting power with respect to 3,773,835 shares of our common stock and sole dispositive power with respect to 22,041,971 shares of our common stock.

Vanguard. The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth Amendment No.

3 to Schedule 13G, filed with the Securities and Exchange Commission on February 10, 2015 by Vanguard, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to this Schedule 13G, Vanguard has sole voting power with respect to 158,007 shares of our common stock, shared dispositive power with respect to 138,546 shares of our common stock and sole dispositive power with respect to 14,567,293 shares of our common stock.

The table below sets forth certain information concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and the directors and executive officers as a group. The information in the table is as of December 31, 2014 except as otherwise noted in the notes to the table.

Security Ownership of Management

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Robert B. Carter	43,712		*
John C. Compton	57,419		*
Mark A. Emkes	34,026		*
Corydon J. Gilchrist	62,273		*
Vicky B. Gregg	19,641	(3)	*
D. Bryan Jordan	1,132,065	(4)	*
Michael E. Kisber(2)	808,502	(4)	*
William C. Losch, III	294,731	(4)	*
R. Brad Martin(5)	604,281	(3)	*
Scott M. Niswonger	521,883		*
Vicki R. Palmer	114,441	(3)	*
David T. Popwell	284,517	(4)	*
Colin V. Reed	85,440	(3)	*
Charles T. Tuggle, Jr	317,707	(4)	*
Cecelia D. Stewart	5,889		*
Luke Yancy III	40,774	(3)	*
Directors and Executive Officers as a Group (20 persons)	5,089,432	(4)	2.15%

*	No current individual director, nominee or executive officer beneficially owns more than one percent (1%) of our common stock that is outstanding.

(1)	The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (3) and (4).

The numbers of shares covered by stock options reported in the table have been adjusted proportionately to reflect the effects of dividends paid in common stock from October 1, 2008 through January 1, 2011.

No current director or executive officer beneficially owns any of the depositary shares, each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013.
(2)	The share balance for Mr. Kisber does not include 27,994 shares deferred prior to January 2005 under our stock option program and our restricted stock incentive plan, which at that time permitted participants to defer receipt of shares upon the exercise of options and receipt of shares prior to the lapsing of restrictions imposed on restricted stock awards, respectively. These shares are not currently issued and are not considered to be beneficially owned for purposes of Rule 13d-3, but are reflected in a deferral account on our books as phantom stock units or restricted stock units.

(3)	Includes 1,940 shares of restricted stock with respect to which Mr. Reed possesses sole voting power, but no investment power. Includes the following shares as to which the named non-employee directors have the right to acquire beneficial ownership through the

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exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2014: Ms. Gregg—213; Mr. Martin—45,106; Ms. Palmer—86,463; and Mr. Yancy—11,434.

(4)	Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Jordan—37,190; Mr. Kisber—0; Mr. Losch—31,656; Mr. Popwell—29,982; Mr. Tuggle—33,646; and the director and executive officer group—263,850. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2014: Mr. Jordan—594,023; Mr. Kisber—583,359; Mr. Losch–154,737; Mr. Popwell—138,515; Mr. Tuggle—157,002; and the director and executive officer group—2,018,541. Also includes shares held at December 31, 2014 in 401(k) Savings Plan accounts.

(5)	The number of shares for Mr. Martin includes 48,014 shares held by the R. Brad Martin Family Foundation.

Vote Item No. 1—Election of Directors

Overview. The Board of Directors is proposing for election all twelve of our current directors: Messrs. Carter, Compton, Emkes, Gilchrist, Jordan, Martin, Niswonger, Reed, and Yancy and Mmes. Gregg, Palmer and Stewart, at the 2015 annual meeting, to hold office until the 2016 annual meeting of shareholders or until their successors are duly elected and qualified. Ms. Stewart was elected by the Board of Directors in October 2014. She was recommended as a nominee for a position on our Board by Mr. Jordan, our CEO. If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

Identification and Nomination of Candidates. The Board and the Nominating & Corporate Governance Committee regularly assess the composition of the Board as a whole and the contributions of each director. The Nominating & Corporate Governance Committee’s charter assigns to that Committee the duty to identify individuals believed to be qualified to become Board members and to recommend to the Board the individuals to stand for election or reelection as directors. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business; diversity of viewpoints, background, experience and other demographics;

ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the company.

Assessment of the Board’s Composition. At each of its regularly scheduled meetings, the Nominating & Corporate Governance Committee reviews the composition of the Board as a whole, considering the mix of skills and experience that directors bring to the Board, and evaluates Board composition in light of the company’s then-current business needs as well as applicable legal, regulatory and NYSE requirements. Among the areas considered by the Committee are each director’s independence under the NYSE listing standards; experience, including experience as a public company officer or director; primary area of business expertise; geographical markets experience; and projected retirement date. In accordance with the requirements of the National Bank Act and the company’s focus on its core banking franchise in Tennessee, the Committee also considers the proportion of directors who reside in Tennessee (or within 100 miles of Memphis). In light of this review, the Committee assesses whether the Board has the necessary tools to perform its oversight functions effectively and recommends, as appropriate, new nominees for consideration by the Board. The Board, with oversight provided by the Committee, also conducts an annual self-evaluation that includes an evaluation of whether Board members have an appropriately broad and diverse range of experience and whether committee members have the right expertise, background and skills to be

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effective and responsive to their duties and responsibilities as committee members.

Individual Director Evaluations. The Nominating & Corporate Governance Committee also conducts annual individual director evaluations. To facilitate these evaluations, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should engage in or adhere to and includes consideration of each director’s background, expertise and skills. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating & Corporate Governance Committee conducts evaluations against the Statement of Expectations of the performance of each director prior to determining whether to recommend him or her to the Board for renomination.

Board Experiences, Qualifications, Attributes and Skills. Set forth below are the particular experiences, qualifications, attributes or skills that led the Board to conclude that each nominee and incumbent director should serve as a director of First Horizon, as well as the age, current principal occupation (which has continued for at least five years unless otherwise indicated), name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies (including those held within the last five years but not currently held), and year first elected to our Board. All of our directors are also directors of the Bank. Director committee appointments are disclosed in a table on page 11 in the “Corporate Governance and Board Matters—Committee Charters & Committee Composition” section of this proxy statement above.

Nominees for Director

Robert B. Carter

Mr. Carter (55) is Executive Vice President—FedEx Information Services and Chief Information Officer of FedEx Corporation, a provider of transportation, e-commerce and business services. He was Executive Vice President and Chief Information Officer of FedEx from 2000 to 2007. Mr. Carter also served as a director of one other public company, Saks Incorporated, within the last five years, although he is not serving in that position currently. He was elected as a director of First Horizon in 2007. Mr. Carter is independent under the NYSE listing standards. He has extensive experience in the field of information technology and, in his current position as FedEx’s CIO, has the experience of serving as a public company executive officer. His service on the compensation and governance committees while a director of Saks enhanced his knowledge of the governance of public companies and the compensation of their executive officers. He also serves on the board of several non-profit organizations.

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John C. Compton

Mr. Compton (53) is a Partner at Clayton, Dubilier & Rice, a New York-based private equity firm. Prior to January 2015, he was a private investor and consultant and served as an Operating Advisor to Clayton, Dubilier & Rice. He served as CEO of Pilot Flying J, Knoxville, Tennessee, a national operator of travel centers, until February 2013. Prior to September 2012, he served for twenty-nine years in various senior leadership positions with PepsiCo Inc., a global food, snack and beverage company, including Chief Executive Officer of PepsiCo Americas Foods, President and CEO of Quaker, Tropicana, Gatorade and CEO of PepsiCo North America, culminating in his service as President of PepsiCo. Mr. Compton was elected as a director of First Horizon in 2011. He is independent under the NYSE listing standards. Mr. Compton has extensive experience in sales, marketing, operations and general management as well as experience with the various matters, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs and government relations, associated with executive positions at public companies. Mr. Compton also served on the board of directors of the Pepsi Bottling Group from March 2008 until the company’s merger with PepsiCo in 2010. Pepsi Bottling Group was a public company prior to the merger.

Mark A. Emkes

Mr. Emkes (62) retired in May 2013 as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he had served in since January 2011. Prior to his service as Commissioner, he served as the Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc. and as a director of its parent company, Tokyo-based Bridgestone Corporation, a worldwide tire and rubber manufacturer (“Bridgestone”). Mr. Emkes is a director of three other public companies, Clarcor Inc., Corrections Corporation of America and Greif, Inc., and was elected as a director of First Horizon in 2008. Mr. Emkes is independent under the NYSE listing standards and is an audit committee financial expert as defined in item 407(d)(5) of SEC Regulation S-K. Additional information about the background and experiences that qualify him as an audit committee financial expert is provided under the heading “Audit Committee Financial Experts” beginning on page 12 of this proxy statement. Mr. Emkes’s most recent position afforded him experience in finance and governmental affairs, and his past positions with Bridgestone gave him wide-ranging experience in retailing, wholesaling and manufacturing as well as experience with the various matters, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations, associated with being the CEO of a large subsidiary of a public company. He has served on the compensation and governance committees of the other public companies of which he is a director, and that service has enhanced his knowledge of public company executive compensation and governance matters. As a resident of Nashville, his knowledge of the Nashville market fits well with our strategy of focusing on our core banking franchise in Tennessee. He also serves on the board of a non-profit organization.

Corydon J. Gilchrist

Mr. Gilchrist (44) is a private investor and a Chartered Financial Analyst. From 2000 to 2011 he was a portfolio manager and partner at Marsico Capital Management. While at Marsico, Mr. Gilchrist was the sole portfolio manager for Marsico’s 21st Century Fund and the lead portfolio manager for Marsico’s Global Fund. Before joining Marsico, he was a senior analyst and portfolio manager covering emerging markets at The Principal Financial Group. He was elected by the Board of Directors as a director of First Horizon in

2012. He is independent under the NYSE listing standards. Mr. Gilchrist’s years of work in macro and micro investment analysis have afforded him an understanding of business value, business risk, and strategic decision-making as well as experience analyzing various matters, including finance and accounting, securities markets, corporate governance, mergers and acquisitions, risk assessment, and government relations, that affect public companies. He also serves on the board of a non-profit organization.

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Vicky B. Gregg

Ms. Gregg (60) retired as President and Chief Executive Officer and a director of BlueCross BlueShield of Tennessee (“BCBST”) in December 2012. BCBST is a not-for-profit organization that, together with its subsidiaries, provides a comprehensive range of group and individual health insurance plans, products and services. She had held those positions with BCBST since 2003. Before becoming President and Chief Executive Officer, Ms. Gregg served as BCBST’s President and Chief Operating Officer, overseeing all aspects of the company’s day-to-day operations. Ms. Gregg is a director of two other public companies, Quest Diagnostics, Inc. and Team Health Holdings, Inc. She has been a director of First Horizon since 2011. Ms. Gregg is independent under the NYSE listing standards and is an audit committee financial expert as defined in Item 407(d)(5) of SEC Regulation S-K. Additional information about the background and experiences that qualify her as an audit committee financial expert is provided under the heading “Audit Committee Financial Experts” beginning on page 12 of this proxy statement. Ms. Gregg has a diverse health care background that includes clinical care, hospital administration, long term care, and healthcare benefits and financing. Her executive experience in the health care industry has provided her with expertise in health care and health care finance and extensive experience in the matters involved in running a large company, including finance and accounting, corporate governance, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations. Her service on the compensation and audit committees of the other public company boards on which she serves has enhanced her knowledge of public company executive compensation and audit matters. As a resident of east Tennessee, her knowledge of that market fits well with our strategy of focusing on our core banking franchise in Tennessee. She also serves on the boards of a number of non-profit and trade organizations and in the past has also served on several appointed commissions, including the Tennessee Governor’s Roundtable.

D. Bryan Jordan

Mr. Jordan (53) is Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank. He was elected Chairman of the Board of Directors effective January 1, 2012 and has held the positions of President and Chief Executive Officer since 2008. Mr. Jordan was the Chief Financial Officer of First Horizon and the Bank from 2007 to 2008, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer. Prior to 2000, he held various finance and accounting related positions at Wachovia

Corporation. Mr. Jordan serves as a director of one other public company, AutoZone, Inc., where he is a member of the audit and nominating committees. He has extensive experience in the banking and financial services industry as well as the experience typically associated with serving as CEO of a public company, including finance and accounting, securities markets and compliance, corporate governance, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations. He also serves on the board of several non-profit organizations.

R. Brad Martin

Mr. Martin (63) is the Chairman of RBM Venture Company, Memphis, Tennessee, a private investment company. He served as interim president of The University of Memphis from 2013 to 2014. Mr. Martin was Chairman of the Board and Chief Executive Officer of Saks Incorporated, Birmingham, Alabama, a retail merchandising company, until his retirement in 2007. He had held the CEO position at Saks or its predecessor companies since 1989. Mr. Martin is a director of two other public companies, Chesapeake Energy Corporation and FedEx Corporation. He has also held directorships at Dillards, Inc., Ryman Hospitality Properties, Inc. (formerly known as Gaylord Entertainment Company), lululemon athletica inc., and Ruby Tuesday, Inc. within the last five years, although he is not serving in those positions currently. He also served until 2008 as a director of one other public company, Harrah’s Entertainment, Inc. He has been a director of First Horizon since 1994. Mr. Martin is independent under the NYSE listing standards. He has expertise in retailing as well as the experiences typically associated with serving as a CEO of a public company, including finance and accounting, securities markets and compliance, corporate governance, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations. He has served on the audit, compensation and/or nominating and corporate

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governance committees of several other public companies, further adding to his experience with the business and affairs of public companies. He also serves on the board of several non-profit organizations.

Scott M. Niswonger

Mr. Niswonger (67) is the Chairman and founder of Landair Transport, Inc., a time-definite trucking, warehousing, and supply-chain management company. He previously served as Chief Executive Officer (until 2003) of Landair and as Chairman of the Board (until 2005) and Chief Executive Officer (until 2003) of Forward Air, Inc., which operated as one company with Landair until the two were separated into two public companies in 1998; Landair has since again become a private company. He was elected as a director of First Horizon in 2011. Mr. Niswonger is independent under the NYSE listing standards. In his current role as Chairman of Landair and as the former CEO of both Landair and Forward Air, he gained extensive experience in matters affecting both public and private companies, including sales, marketing and logistics, finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs and government relations, corporate governance and securities markets and compliance. As a resident of east Tennessee, his knowledge of the east Tennessee market fits well with our strategy of focusing on our core banking franchise in Tennessee. Mr. Niswonger serves on the boards of several non-profit organizations and has in the past served as Chair of the Economic Development and Growth Board for the State of Tennessee. He is also a certified airline transport pilot.

Vicki R. Palmer

Ms. Palmer (61) is the President of The Palmer Group, LLC, Atlanta, Georgia, a general consulting firm. Between 2004 and 2009, she served as Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. In this position, she was responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management, and she was a member of CCE’s Risk Committee, which was charged with establishing policy and internal controls for hedging and financial and non-financial derivatives. In addition, she served on

CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process. Ms. Palmer is a director of one other public company, Haverty Furniture Companies, Inc. She has been a director of First Horizon since 1993. Ms. Palmer is independent under the NYSE listing standards. Ms. Palmer also has experience with public company governance and financial matters, having served on the audit and governance committees at Haverty Furniture, where she has been a director since 2001. She also serves on the board of several non-profit organizations.

Colin V. Reed

Mr. Reed (67) is the Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc. (“Ryman”), Nashville, Tennessee, a real estate investment trust. Ryman is the successor by merger to Gaylord Entertainment Company (“Gaylord”), a diversified hospitality and entertainment company whose conversion to a real estate investment trust and subsequent merger into Ryman was led by Mr. Reed. Mr. Reed was elected Chairman of the Board of Gaylord in 2005 and Chief Executive Officer in 2001. Mr. Reed is a director of one other public company, Ryman. He also served as a director of Rite Aid Corporation until 2005. He has been a director of First Horizon since 2006. Mr. Reed is independent under the

NYSE listing standards. He has extensive experience in accounting matters, having spent several years in chief accountant, financial controller and chief financial officer positions of public companies. Mr. Reed also has expertise in retailing as well as the experiences typically associated with serving as a CEO of a public company, including finance and accounting, securities markets and compliance, corporate governance, employee matters, mergers and acquisitions, risk assessment, civic affairs, and government relations. As a resident of Nashville, his knowledge of the Nashville market fits well with our strategy of focusing on our core banking franchise in Tennessee.

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Cecelia D. Stewart

Cecelia D. Stewart (56) retired as the President of U.S. Consumer and Commercial Banking of Citigroup, Inc., a global diversified financial services holding company, in April 2014. She had held that position since January 2011. While at Citigroup, she had responsibility for retail banking, commercial banking, small business banking, and personal banking and wealth management, and she also served on Citigroup’s Operating and Global Consumer Management Committees. From 2009 to 2011, she was President of the retail banking group and CEO of Morgan Stanley Private Bank N.A. Ms. Stewart’s career in banking began at Wachovia Bank N.A. in 1978, where she held a variety of regional banking positions, culminating in her service as Executive Vice President and Head of Retail and Small Business Banking from 2003 to

2008. Ms. Stewart is a director of one other public company, United States Cellular Corporation. She was elected as a director of First Horizon by the Board of Directors in October 2014. Ms. Stewart is independent under the NYSE listing standards. She brings to the First Horizon Board extensive experience in banking and financial services gained over a long career in the industry, as well as experience with the various matters, including finance and accounting, employee matters and risk assessment, associated with running a division at a large public company. Her service on the United States Cellular board and as a member of its compensation committee has enhanced her knowledge of matters affecting public companies, including executive compensation. She also serves on the board of a non-profit organization.

Luke Yancy III

Mr. Yancy (65) is President and Chief Executive Officer of the MMBC Continuum, Memphis, Tennessee, a non-profit organization that promotes minority and women business enterprises. Prior to 2000, Mr. Yancy was President, West Region, of AmSouth Bank and, prior to its acquisition by AmSouth in 1999, First American Bank. He has extensive experience in banking, including service as commercial lending division head, group manager of business lending and consumer lending and senior credit officer. Mr. Yancy has been a director since 2001. He is independent under the NYSE listing standards. As CEO of MMBC Continuum, Mr. Yancy possesses broad knowledge of the mid-south community, which lies within the footprint of our regional banking franchise. He is a board member of several non-profit organizations, including the Greater Memphis Chamber of Commerce, LeMoyne Owen College, the Memphis Sports Development Corporation, and Methodist Healthcare and has wide-ranging ties in the mid-south community.

The Board of Directors unanimously recommends that the shareholders vote for the election of all director nominees as described in Item No. 1.

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Vote Item No. 2—Advisory Resolution to Approve Executive Compensation

First Horizon’s executive compensation program received solid shareholder support last year and was approved, on an advisory basis, by 93.71% of the votes cast at the 2014 annual meeting. In accordance with SEC rules, we are again seeking a vote from our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Highlights of our corporate performance in 2014 and the ways in which we link executive compensation to long-term performance are discussed below. The Compensation Discussion & Analysis beginning on page 33 of this proxy statement provides a detailed discussion of 2014 compensation for our executive officers and related matters. We encourage you to review closely both that section and the tabular disclosure that follows it.

2014 Corporate Performance

In 2014, we produced solid and strategic operating results. We believe those results were built on the foundations laid in earlier years by our current management team.

Key outcomes considered by the Compensation Committee included:

•	Consolidated earnings available to common shareholders were $0.90 per share, substantially higher than any of the past four years.

•	Annual total shareholder return exceeding 18% for the third year in a row.

•	Loans up 5% overall compared to 2013, even while legacy non-strategic loan balances declined significantly.

•	We expanded our presence in our Mid-Atlantic banking region. The region now has offices in Virginia, the Carolinas, and north Florida. In addition, we opened an office in Houston, Texas with emphasis on commercial lending, including corporate, energy and commercial real estate relationships.

•	We acquired 13 bank branches located in several smaller markets in middle and eastern Tennessee, enhancing our presence in the state.

•	We agreed to buy a five-branch bank in Raleigh, North Carolina, which is expected to close later in 2015.

•	Although the low-and-stable interest rate environment continued to dampen capital markets’ revenues, the expense structure of that business allowed it to weather this part of the rate cycle and continue to make positive contributions to our overall net income.
•	We disciplined our investment of resources based on “economic profit” principles and analysis of risk-adjusted return on capital invested. These concepts have been ingrained throughout the company in terms of management practices and, increasingly, in incentive programs.

•	Efficiency remained critical. We reduced consolidated employee expense by about 10%, and consolidated noninterest expense by about 27%, compared to 2013.

•	We took advantage of opportunities to wind down, divest, and resolve non-strategic assets and obligations. We sold legacy mortgage servicing and loans, and the remaining loans continued to run off.

The Compensation Committee used these outcomes in compensation decisions, as examined in more detail in the Compensation Discussion & Analysis section beginning on page 33 of this proxy statement. Of particular note, core segment pre-tax income was a major driver of annual bonus outcomes for 2014 under our shareholder-approved Management Incentive Plan (MIP). See “Annual MIP Bonus” beginning on page 42 for additional information.

The Compensation Committee implemented several structural adjustments to compensation for 2014. For additional information, see “2014 Pay Adjustments” beginning on page 34 of this proxy statement.

Alignment with Long-Term Performance

Our compensation policies and philosophies are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to the long-term success of the company.

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Key practices linking performance to compensation include:

•	Heavy weighting of performance-based, and of stock-based, awards. For our CEO, goal-based performance pay elements in 2014 represented 55% of his total compensation opportunity, measured at target. For most other named executives, the goal-based performance portion represented 40%. Over 40% of our CEO’s pay was linked directly to our stock price compared to 35% for the other NEOs, on average. See “Relative Sizing & Mix” beginning on page 41 below for details.

•	Share Ownership Requirement. Our stock ownership guidelines extend the effective time horizon of the stock awards substantially. They require that executives hold 50% of their net after tax shares from awards until retirement after multiple-of-salary minimum ownership levels are attained. For an executive holding less than the guideline minimum, the requirement is 75%.

•	Nearly exclusive use of stock to fund special retention and performance awards. The last executive-level special retention program (2011) utilized restricted stock awards, as have most selective individual retention awards since then. A special CEO performance award granted in 2012 was in the form of five-year performance stock units which will vest only if our stock value or total shareholder return increases substantially.

Details regarding these practices are discussed throughout the Compensation Discussion & Analysis beginning on page 32 of this proxy statement.

“Say on Pay” Resolution

Under Section 14A of the Securities Exchange Act, our shareholders are entitled to an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and the related material. This advisory vote, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay program. At the 2011 annual meeting, our shareholders had the opportunity to cast an advisory vote on how frequently we should hold a “say on pay” vote. The Board recommended and the shareholders approved an annual frequency for the “say on pay” vote, and the Board subsequently determined that we would in fact conduct a “say on pay” vote at each annual meeting.

We believe that the information we have provided in the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support the long-term success of First Horizon. Accordingly, the Board of Directors unanimously recommends that you vote in favor of the following resolution:

“RESOLVED, that the holders of the common stock of First Horizon National Corporation (“Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s proxy statement for the 2015 annual meeting of shareholders as such compensation is disclosed in such proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in the proxy statement.”

Because your vote is advisory, it will not be binding upon the Board, and the vote on this item will not be construed as overruling a Board decision or as creating or implying any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 2.

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Vote Item No. 3—Ratification of Appointment of Auditors

Appointment of Auditors for 2015

KPMG LLP audited our annual consolidated financial statements for the year 2014. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2015. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as Vote Item No. 3 the ratification of KPMG LLP’s appointment as our auditors for the year 2015, with the recommendation that the shareholders vote for Item No. 3. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2014 engagement letter with KPMG LLP was subject to alternative dispute resolution procedures. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2015, the Board of Directors will consider what course of action would be appropriate.

Fees Billed to Us by Auditors during 2013 and 2014

The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2013 and 2014 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.

	2013	2014
Audit Fees	$1,515,000	$1,617,000
Audit-Related Fees	293,500	273,500
Tax Fees	0	0
All Other Fees	0	161,850
Total	$1,808,500	$2,052,350

Audit Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and review of our quarterly financial statements or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Represents the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above. The amount for both years consists of fees for audits of subsidiaries, compliance attestation and other procedures and reports on controls placed in operation and tests of operating effectiveness.

Tax Fees. Represents the aggregate fees, if any, billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning.

All Other Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services related to regulatory reporting.

None of the services provided to us by KPMG LLP and described in the paragraphs entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

Policy on Pre-Approval of Audit & Non-Audit Services

The Audit Committee has adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. Services either may be approved in advance by the Audit Committee specifically on a case-by-case basis (“specific pre-approval”) or may be approved in advance (“advance pre-approval”). Advance pre-approval requires the Committee to identify in advance the specific types of services that may be provided and the fee limits applicable to such types of services, which limits may be expressed as a limit

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by type of service or by category of services. Unless the type of service to be provided by KPMG LLP has received advance pre-approval under the policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Committee.

The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Committee. “Audit,” “Audit-related,” “Tax,” and “All Other” services, as those terms are defined in the policy, have the advance pre-approval of the Committee, but only to the extent those services have been specified by the Committee and only in amounts that do not exceed the fee limits specified by the Committee. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Committee specifically provides for a different term. Unless the Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation. The policy delegates the authority to pre-approve services to be provided by KPMG LLP, other than the annual audit engagement and any changes thereto, to the chair of the Committee. The chair may not, however, make a determination that causes the 75% limit described above to be exceeded. Any service pre-approved by the chair will be reported to the Committee at its next regularly scheduled meeting.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 3.

Other Matters

The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Shareholder Proposal & Nomination Deadlines

If you intend to present a shareholder proposal at the 2016 annual meeting, it must be received by the Corporate Secretary, First Horizon National Corporation, P.O. Box 84, Memphis, Tennessee, 38101, not later than November 16, 2015, for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholders’ meeting must comply with certain procedures whether or not the matter is included in our proxy statement. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholders’ meeting. If, however, we give fewer than 100 days’ notice or public disclosure of the shareholders’ meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Shareholder proposals and nominations for election to the Board must be submitted to the Corporate Secretary. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal. Section 2.4 of our Bylaws provides that our annual meeting of shareholders will be held each year on the date and at the time fixed by the Board of Directors. The Board of Directors has determined that our 2016 annual meeting will be held on April 26, 2016. Thus, shareholder proposals submitted outside the process that permits them to be included in our proxy statement and director nominations must be submitted to the Corporate Secretary between December 28, 2015 and January 27, 2016, or the proposals will be considered untimely. Untimely proposals may be excluded by the Chairman or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

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Compensation Discussion & Analysis

This CD&A section of our proxy statement discusses and analyzes the compensation programs applicable to our senior executives. In particular, this section focuses on five of those executives, referred to as the “Named Executive Officers” or “NEOs”:

Named Executive Officer	Position
D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer
William C. Losch III	Executive Vice President – Chief Financial Officer
Michael E. Kisber	President – FTN Financial
David T. Popwell	President – Banking
Charles T. Tuggle, Jr.	Executive Vice President – General Counsel

The Compensation Committee of the Board oversees compensation for all NEOs. For more information see “The Compensation Committee” beginning on page 16 of this proxy statement.

CD&A Executive Highlights

2014 Corporate Performance

In 2014, we produced solid and strategic operating results. Consolidated earnings available to common shareholders were $0.90 per share, substantially higher than any of the past four years. Annual total shareholder return (TSR) of our stock exceeded 18% for the third year in a row.

Underlying our results were a number of solid achievements in our core businesses of regional banking and capital markets. Loans were up 5% overall compared to 2013, even while legacy non-strategic loan balances declined significantly. Business lending growth was especially strong in our middle Tennessee and Mid-Atlantic regions. We expanded our presence in our Mid-Atlantic banking region, which now has offices in Virginia, the Carolinas, and north Florida. We opened a loan office in Houston, Texas with emphasis on commercial lending including corporate, energy and commercial real estate relationships. We acquired 13 bank branches located in several smaller markets in middle and eastern Tennessee, enhancing our presence in the state, and we agreed to buy a five-branch bank in Raleigh, North Carolina, which is expected to close later in 2015. Although the low-and-stable interest rate environment continued to dampen capital markets’ revenues, the expense structure of that business allowed it to weather this part of the rate cycle and continue to make positive contributions to our overall net income. Additional factors considered by the Committee this year included:

•	We disciplined our investment of resources based on “economic profit” principles and analysis of risk-adjusted return on capital invested. These concepts have been ingrained throughout the company in terms of management practices and, increasingly, in incentive programs.
•	Efficiency remained critical. We reduced consolidated employee expense by about 10%, and consolidated noninterest expense by about 27%, compared to 2013.
•	We took advantage of opportunities to wind down, divest, and resolve non-strategic assets and obligations. We sold legacy mortgage servicing and loans, and the remaining loans continued to run off.

The Compensation Committee used these outcomes in compensation decisions, as examined in more detail later in this CD&A section. Of particular note, core segment pre-tax income was a major driver of annual bonus outcomes for 2014 under our shareholder-approved Management Incentive Plan (MIP). See “Annual MIP Bonus” beginning on page 42 for additional information.

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2014 Pay Adjustments

For 2014, the Committee implemented several structural adjustments. The components of the executive compensation packages were re-balanced while holding the total value of each package constant. Compared with 2013: cash salary was unchanged; the salary stock unit (SSU) deferral program was discontinued; and, as a result, amounts for bonus and stock awards were increased. Within the stock awards group, compared with 2013: the grant date fair value of performance stock units (PSUs) and stock options was reduced. Annual restricted stock units (RSUs) were granted for the first time. The overall structures and terms of PSUs and options were not changed significantly, except that 20% of PSUs will be driven by subjective assessments of performance rather than pre-set quantitative formulas. Compared with the old SSUs, RSUs have a three-year term rather than approximately one year, and RSUs are paid in shares rather than cash.

These changes were implemented after an extensive evaluation of our executive compensation program and comparison of our practices versus peer practices. The Committee intends for these adjustments to better meet competitive pressures, which is consistent with our overall goal of incenting management to drive corporate performance, contain non-productive costs, and create shareholder value.

Industry Operating Environment

In 2014, the environment for the financial services industry in the United States improved in several respects while stresses remained in others.

•	Although during the year the Federal Reserve ended its quantitative easing policy, interest rates continued at historically low levels. This rate environment compressed loan margins and dampened capital markets activity.

•	Unemployment improved during the year.

•	Mortgage rates continued to be historically low. Housing values and transaction activity in many markets strengthened. Business activity in many areas increased.

•	Consolidation within our industry continued to rebound from recessionary lows but remained relatively muted.

•	New regulatory and infrastructure costs continued to weigh on the industry.
•	Those companies with substantial current or legacy ties to the mortgage industry continued to work through significant exposures created before the 2008-09 recession. Some of the largest mortgage companies announced settlements with government agencies; the large size of some settlements was unprecedented.

2015 presents us with significant opportunities even while challenges continue. Using economic profit principles to discipline our choices, we will actively seek new business opportunities, both organically and acquisitively, in our existing markets and complementary new ones. We will continue to embed efficiency in our culture, and we will continue to unwind our legacy assets and obligations.

Alignment of Pay with Performance

Our compensation policies and philosophies are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success.

Key practices linking performance to compensation include:

•	Heavy weighting of performance-based, and of stock-based, awards. For our CEO, goal-based performance pay elements in 2014 represented 55% of his total compensation opportunity, measured at target. For most other named executives, the goal-based performance portion represented 40%. Over 40% of our CEO’s pay was linked directly to our stock price compared to 35% for the other NEOs, on average. See “Relative Sizing & Mix” beginning on page 41 below for details.
•	Share Ownership Requirement. Our stock ownership guidelines extend the effective time horizon of the stock awards substantially. They require that executives hold 50% of their net after tax shares from awards until retirement after multiple-of-salary minimum ownership levels are attained. For an executive holding less than the guideline minimum, the requirement is 75%.
•	Nearly exclusive use of stock to fund special retention and performance awards. The last

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executive-level special retention program (2011) utilized restricted stock (RS) awards, as have most selective individual retention awards since then. A special CEO performance award granted in 2012 was in the form of five-year PSUs which will vest only if our stock value or TSR increases substantially.

Details regarding these practices are discussed throughout this CD&A section.

CEO Pay & Performance

Mr. Jordan was recruited as CFO in 2007. He was subsequently promoted to CEO in September 2008, to rebuild First Horizon. Previous management embarked on a strategy to build national mortgage origination and servicing businesses, along with related real estate lending. These legacy businesses were significantly impacted by the financial crisis; they have resulted in large expenses for FHN in most years since 2007.

Mr. Jordan has led the restructuring of the company, the development and implementation of new strategies, and the recruitment of a new management team. He has led with a strong emphasis on economic profit and controlling costs, which has improved operating results. The Compensation Committee considered his significant contributions in turning around the company when making decisions about his pay for 2014. In each of the past three years, Mr. Jordan has met or exceeded his personal goals. He continues to provide leadership for our company in a dynamic period for our industry.

Mr. Jordan’s target pay level is less than the median of FHN’s peer group, and was 5% less overall in 2013 and 2014 than in 2012. His pay mix is generally in line with company peers. Final amounts paid vary from target based on achievement of performance goals and changes in our stock price.

The following charts show total short-term compensation paid to the CEO in recent years and year-end TSR over the same period, respectively. For this purpose, short-term pay is limited to cash salary, SSUs measured at grant (from 2010-13), and total annual bonus measured when earned. Those components have short time horizons and are the most sensitive to the annual changes in performance and environmental circumstances which tend to drive TSR.

These two charts show that short-term pay for the CEO is significantly related to TSR. Pay and TSR both fell in 2011 and both rose in 2012. However, CEO pay in 2009 and 2010 was distorted by FHN’s participation in the TARP program which resulted in a substantial single-year increase in non-variable salary stock units in lieu of any variable bonus opportunity. From 2011 through 2013, FHN continued the SSU program as a retention incentive, reducing other pay components compared to current levels. In keeping with FHN’s expense reduction initiatives, the CEO’s salary and annual MIP bonus opportunity were 5% less in 2013 than in 2012 even though TSR rose approximately 20%. In addition, earnings and TSR during these years have been significantly impacted by mortgage repurchase and other obligations associated with businesses conducted by prior management, while the Committee believes that the CEO and the current management team have dealt with these matters well. These factors have reduced the congruity of pay with performance for the years presented.

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Alignment with Governance Principles

Our compensation practices embrace many best practice corporate governance principles.

Practices We Employ Include	Practices We Avoid or Prohibit Include

Performance-based and stock-based pay emphasized	Tax gross-up features*

Performance measures correlate to shareholder value	Stock option repricings

Performance measures emphasize controllable outcomes	Discount-priced stock options

Committee use of independent consultant on pay	Recycling of shares withheld for taxes in our equity plan

Meaningful share ownership requirements	Single-trigger change in control payouts

Double-trigger on change in control features and agreements (CIC event plus termination)	Employment agreements

Require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum ownership levels are not met	Hedging transactions in First Horizon stock (e.g., trading derivatives, taking short positions, or hedging long positions)

Clawbacks if financial results relevant to performance awards are restated under various circumstances	Personal use of corporate aircraft

*	An excise tax gross-up feature is grandfathered in certain older change-in-control severance agreements, and has not been used in new agreements since 2008.

Overview of Direct Compensation Components

Major components of NEO compensation in 2014 were cash salary, annual bonus under the MIP, and annual stock awards consisting of PSUs, RSUs, and stock options. In 2012 and 2013, NEOs also received SSUs but did not receive RSUs. Mr. Jordan’s total pay level was not raised in 2014, though his mix was adjusted as mentioned above. For 2013 and 2014, the MIP bonus was paid wholly in cash. In 2012, bonuses were partially paid in stock awards.

The key corporate performance measure for 2014 bonuses was adjusted pre-tax earnings in our core business segments. The key performance measure for most 2014 PSUs was adjusted return on equity (ROE) for our core segments measured in relation to certain peer banks over three years.

The following presents an overview of the direct compensation components in 2014 for our NEOs.

Regular Direct Compensation Components in 2014

Component	Primary Purpose	Key Features
Cash salary	Provide competitive baseline compensation to attract and retain executive talent.	Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure.
Annual cash bonus under MIP	Create a financial incentive for achieving or exceeding one-year company and/or executive team goals.	For the CEO and other NEOs except Mr. Kisber, the key metrics in 2014 were core pre-tax earnings coupled with several non-numeric factors such as the outcome of a balanced scorecard process, earnings quality, and risk management.
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Component	Primary Purpose	Key Features
Annual stock awards: PSUs, stock options, and RSUs	Provide performance and service-vested equity-based incentives which reward achievement of specific earnings or other corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests.	For our CEO, 50% of stock awards were in the form of PSUs and 25% each were options and RSUs. For other NEOs except Mr. Kisber, 50% of the awards were RSUs and 25% each were options and PSUs. For 80% of the PSUs, payout depends upon our core ROE ranking relative to peers during the performance period 2014-16. Payout for the remaining PSUs depends upon the Committee’s subjective assessment of total corporate performance over that period coupled with an assessment of individual performance. Stock options are priced at market, vest annually over four years, and have seven year terms. RSUs vest after three years and are paid in shares of stock.
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Compensation Practices & Philosophies

Retention & Competition

Our compensation programs are designed to attract and retain a talented workforce. Our employees are a significant and valuable asset. We recruit from a broad talent pool; our people in turn may be recruited by competitors, other financial services firms, and firms in other industries.

The total compensation opportunity we provide at each level is competitive so that over the long term we do not risk losing our best people.

Nevertheless, one of the expense-reduction steps recommended by management and approved by the Compensation Committee was a 5% reduction in the 2013 total compensation opportunity for the CEO and most other executives. No NEO received an increase in his overall compensation package in 2014. The 2013 reduction was consistent with payroll reduction actions taken throughout the company.

Use of Peer Bank Data

The Compensation Committee reviews the compensation practices of a peer group of selected U.S. banks of roughly comparable size (“Peer Banks”). These are banks with whom we most typically compete for talent, and the review helps our programs remain competitive. For many years, the Committee has considered specific data from

Peer Banks in setting the compensation components for our executives. The Peer Banks used in 2014 were 14 regional financial services companies selected by the Committee. The Peer Banks group is adjusted periodically in response to changes in First Horizon and the industry, but was not adjusted in 2014. The 2014 Peer Banks were:

2014 Peer Banks
Associated Banc-Corp	Commerce Bancshares Inc.	M&T Bank Corp.	TCF Financial Corp.
BOK Financial Corp.	Cullen/Frost Bankers Inc.	People’s United Financial	Webster Financial Corp.
City National Corp.	First Niagara Financial Group	Synovus Financial Corp.	Zions Bancorporation
Comerica Inc.	Huntington Bancshares

The Committee uses peer and other market data to help establish the size and terms of the components of direct compensation for executives. Cash salary is targeted at the median of the market for each position. Actual salaries may be higher or lower than median based on individual factors – performance, experience, skills, and tenure – or retention needs. Bonus opportunities and equity awards are targeted similarly: target-level compensation is intended to be paid for median performance, and maximum compensation is intended to be paid for top-quartile performance. In some cases, relative performance is estimated based on projections of market or peer performance, but in 2014 significant metrics were based on First Horizon ranking relative to the Peer Banks.

For special compensation components, including retention awards and individual retirement and severance arrangements, relevant market data often is not available. In those cases, the Committee relies on recommendations from management along with external advice from the Committee’s independent consultant to determine the types, amounts, or terms of such benefits that are reasonable and appropriate for the circumstances.

The Total Shareholder Return Performance Graph (“TSR graph”) that appears in our annual report to shareholders (on page 194 of that report) uses the published Keefe, Bruyette & Woods regional banking index (ticker symbol KRX) against which to compare our total shareholder return, which is stock price performance plus reinvested dividends. The KRX index encompasses 50 regional U.S. banks. Eighty percent of the annual PSU awards granted to executives in 2014 used the KRX index banks as the group against which our core-segment ROE will be ranked over the three-year performance period of those awards.

Impact of Shareholder Vote on Compensation

The Compensation Committee made nearly all key decisions regarding 2014 compensation for the named executives early in the year. At that time, the Committee was aware of the outcome of the vote for the shareholder advisory resolution on executive compensation at the 2013 annual meeting. At the 2013 meeting, “For” received 90.9% of the shares voted, similar to the results in

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2012. The 2013 outcome was part of the mix of factors considered by the Committee early in 2014, and had no direct or separately identifiable effect on Committee decisions. Although not considered by the Committee in relation to 2014 awards, at the annual meeting that year “For” received 93.7% of the vote.

Stock Ownership Guidelines

Under our stock ownership guidelines the CEO is required to maintain beneficial ownership over time of at least six times his cash salary. Other named executives are expected to maintain beneficial ownership levels over time of two or three times their cash salaries, depending upon position. For this purpose, fully-owned shares, restricted stock, RSUs paid in shares, and shares held in tax-deferred plans are counted, while PSUs, stock options, and RSUs paid in cash are not counted. If the ownership guideline is satisfied, 50% of the net after-tax shares received from our stock incentive plans must be retained; otherwise, 75% after taxes must be retained. The retention requirement applies during the rest of their careers with the company, except that executives who reach age 55 are permitted to sell shares held at least three years to diversify in preparation for retirement. We intend for the combined emphasis on corporate performance in setting executive compensation and meaningful stock ownership to strongly link the interests of our executives with those of our shareholders.

For guideline purposes, compliance is assessed annually in the third quarter. In the 2014 assessment, all NEOs exceeded the guideline levels.

Clawback Policy & Practices

Performance compensation paid based on erroneous financial data is recoverable by First Horizon under our Compensation Recovery Policy if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain other misconduct occurs, such as fraud or solicitation.

Starting in 2014, our clawback provisions were expanded to include the following events: grant or payment of an award based on erroneous financial data; and termination for cause. Older provisions have been aligned with the new ones, and some provisions apply to a wider range of awards. The look-back period for recovery generally is two years.

Use of Compensation Consultants

In 2014, the Committee continued its engagement of an independent consulting firm, Frederic W. Cook & Co. (“Cook”), to provide analysis and advice on all executive compensation-related matters (including assessment of peer groups, competitive market data, pay mix, and compensation design). Among other things, Cook assists the Committee in its reviews of compensation program actions recommended by management. Cook has no other relationships with the company or management. Key engagement items for Cook in 2014 were:

•	Review written Committee meeting materials.
•	Participate in key pre-meeting conferences with the Committee chairperson and management on compensation matters.

•	Annually meet with the Committee in executive session. This took place in July 2014.

In 2014, management engaged an external compensation consultant mainly to conduct an updated competitive pay assessment for executives and for peer metrics.

Additional information concerning our use of compensation consultants appears under the caption “The Compensation Committee—Use of Consultants” beginning on page 17 of this proxy statement.

Role of Management in Compensation Decisions

Management administers our compensation plans, monitors compensation programs used by other companies, and considers whether new or amended compensation programs are needed to maintain the competitiveness of our executive compensation packages. Recommendations are presented by management to the Committee for review, discussion, and approval. The CEO ultimately oversees the development of these management recommendations. If executive-level

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exceptions are appropriate, such as approval of an executive’s early retirement, management generally reviews the facts of the situation and provides a recommendation to the CEO and, ultimately, to the Committee for approval.

Tax Deductibility

Section 162(m) of the U.S. Internal Revenue Code generally disallows a tax deduction to public companies for compensation exceeding $1 million paid during the year to the CEO and the three other highest-paid executive officers at year-end

(excluding the Chief Financial Officer). Certain performance-based compensation is not, however, subject to the deduction limit. The Committee considered these tax implications in making compensation decisions for 2014.

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Direct Compensation Components for NEOs

The direct components of NEO compensation in 2014 were cash salary, annual bonus under the MIP, and annual stock awards consisting of RSUs, stock options, and PSUs under our shareholder-

approved Equity Compensation Plan. A description of these components appears under “Overview of Direct Compensation Components” beginning on page 36 of this proxy statement above.

Relative Sizing & Mix

In setting the size of the direct compensation components for 2014, the Compensation Committee considered the total compensation opportunity at target payout levels for each position. The target total mix of the direct components is summarized in the following chart, which illustrates the regular annual pay packages planned by the Committee early in 2014. See “Summary Compensation Table” beginning on page 50 for additional information concerning amounts paid or earned in 2014.

2014 Direct Compensation Mix at Target

*	Mr. Kisber’s compensation package differs from the other NEOs’ to be competitive within the capital markets industry. His annual bonus opportunity has roughly double the weighting of other NEOs, and the other components are relatively compressed. Also, unlike other NEOs, stock awards actually granted to him in a given year depend significantly upon performance of our capital markets business the previous year. His stock award mix shown in this chart reflects his total opportunity for grants early in 2015 based on 2014 performance. See “Stock Awards—Capital Markets Award Practices” on page 46 below for additional information.

The amount of each component usually is determined in relation to cash salary. Cash salaries, and overall target compensation levels, are based largely on these factors: individual experience, individual performance, level of responsibility, and competitive market levels. A specific need for retention also can

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play a role. No specific weighting is given to any one factor. The size of each direct component for the named executives as a percentage of cash salary is shown below.

Sizing of 2014 Direct Compensation Components

As a Percentage of Annual Cash Salary

		2014 Annual Stock Awards
	Annual			Performance
	Bonus	Restricted		Stock Units	Total Stock
NEO	(target)	Stock Units	Stock Options	(target)	Awards
Mr. Jordan	140%	46%	46%	93%	185%
Mr. Losch	100%	63%	31%	31%	125%
Mr. Kisber*	583%	84%	73%	110%	267%
Mr. Popwell	100%	63%	31%	31%	125%
Mr. Tuggle	90%	47%	24%	24%	95%
*	Mr. Kisber’s compensation package differs from the other NEOs’ to provide a compensation opportunity which is competitive within the capital markets industry.

For NEOs, the mix of stock awards in 2012 and 2013 was 60% PSUs and 40% service-vested stock options. In 2014, the Committee introduced a new award type – service-vested RSUs – and adjusted the mix. In 2014, the CEO’s annual stock award mix was one-half PSUs, with RSUs and options comprising one-quarter each. For other NEOs, the more heavily weighted component consisted of RSUs. The Committee believes that the new mix of equity provides appropriate incentives to focus on performance goals, especially for the CEO, and to remain with the company.

Certain benefits such as life and disability insurance are also related to cash salary. There is no other significant interdependence among the compensation components. The percentages shown for all regular 2014 stock awards in the table above are based upon the salary rate that was in effect on the grant date, February 12, 2014, and upon the closing stock value on that date, which was $11.77 per share.

Two key factors considered when target levels were set are: the appropriate mix of base pay (salary) versus pay at risk for corporate performance or stock value performance; and the mix between short- and long-term compensation. The chart and table above show that the CEO’s regular compensation package is more heavily weighted in favor of performance-based pay than the other NEOs (except Mr. Kisber). This practice is consistent with the greater responsibilities of the CEO position, prevalent market practices among our Peer Banks, and our compensation philosophy which endeavors to link a substantial portion of executive pay to performance.

Salary

Early in the year, the CEO develops a personal plan that contains financial and strategic goals. The CEO submits that plan to the Committee for review and approval. The Board of Directors also reviews the plan. The Committee reviews the CEO’s achievement of objectives in his personal plan for the preceding year when assessing the CEO’s salary for the coming year. The Committee also weighs competitive practices within the industry as well as corporate initiatives.

For other NEOs, the Committee approves salaries each year taking the CEO’s recommendations into account. In 2014, salary rates of the NEOs and of the executive team generally remained the same based on the company’s overall cost reduction strategy.

Annual MIP Bonus

Under our Management Incentive Plan (MIP), the annual bonus opportunity offered to each NEO other than Mr. Kisber (whose MIP bonus is discussed at the end of this section) is based on targets that are approved by the Committee early in that year. Each MIP bonus is based on achievement of company and/or business unit financial targets as well as individual personal plan objectives. For these NEOs, MIP bonus amounts can be adjusted based on several corporate as well as individual performance factors.

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For 2014, similar to 2012 and 2013, the Committee established a maximum MIP bonus opportunity per person equal to 2% of adjusted 2014 core pre-tax earnings. Pre-tax earnings are adjusted to exclude the results of our non-strategic business segment as well as certain one-time or unusual financial or accounting items. Subject to that maximum, the Committee may exercise negative discretion to determine the final bonus amount.

Early in 2014, the Committee established a grid to guide the exercise of negative discretion. Individual bonuses were determined by applying a corporate rating, subject to potential adjustments for various factors, along with an individual rating to individual target bonus levels set for each NEO.

The corporate rating was driven by budgeted core pre-tax earnings as shown in the following table. A discretionary adjustment was planned based on a multi-point balanced scorecard which rates the company against the Peer Banks. The earnings levels used to create the grid were selected to provide an incentive to achieve or exceed budget. In all cases, core pre-tax earnings were adjusted for specific items such as changes in accounting principles and certain unusual or non-recurring items, such as litigation settlements. Each NEO’s bonus was subject to further adjustments for risk management results, quality of earnings, contributions to non-strategic results, and individual personal plan results. All points on the grid and all calculated bonus amounts were subject to further discretionary adjustment up or down by the Committee. However, the final bonus paid could not exceed 150% of target.

2014 MIP Bonus Calculation Grid

Adjusted 2014 Core Pre-Tax Earnings	Percent of Budget	Core Pre-Tax Earnings Rating*	Balanced Scorecard Adjustment	Other Discretionary Adjustment Factors	Corporate Rating	Bonus Target Amount	Calculated MIP Bonus Amount	Individual Rating Adjustment
$383 million or more	125% or higher	150%	Discretionary adjustment factor, up or down, based on multi-point balanced scorecard of First Horizon versus Peer Banks	• Risk management results • Quality of earnings • Contribution to non-strategic outcomes	Corporate rating of 0% to 150%	Bonus target amounts are pre-set percentages of cash salary, ranging from 90% to 140% for the NEOs	Calculated Bonus = [corporate rating] x [bonus target amount]	Execution of personal plan goals for the year results in a personal plan rating of 0% to 150%
$308 million	101%	111%
$277 Million	91%	90%
$245 Million	80%	75%
$154 million	50%	50%
$153 million or less	less than 50%	0%

* Core Pre-Tax Earnings Rating is interpolated if results fall between two points on the grid.

The balanced scorecard used to adjust the Corporate Rating in 2014 ranked our company among Peer Banks on the following financial measures: total assets; market capitalization; Tier 1 capital ratio; ratio of total common equity to total assets; reliance on wholesale funding; ratio of loans to deposits; ratio of non-performing assets to total assets; ratio of loan reserves to total loans; ratio of net charge-offs to average loans; net interest margin; efficiency ratio; return on average assets; return on average equity; fee income percentage; ratio of securities to total assets;

shareholder return; and the ratio of share price to tangible book value. The scorecard uses quantitative financial measures and peer rankings, but was not used in a quantitative manner to determine a specific numerical rating. Instead, the Committee considered the scorecard results in a subjective manner to adjust the quantitative corporate rating.

In 2014, the CEO’s personal plan included six major performance areas: strategic, financial (expense control and revenue growth), customer, shareholder value, employees, and risk

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management & credit quality. These areas had no particular weighting and were not applied in a quantitative manner. Each NEO’s personal plan substantially overlapped the CEO’s and also was related to operations managed by that NEO. All

NEO personal plans were overseen by the Committee.

The outcomes of the bonus process for the NEOs other than Mr. Kisber are summarized below.

2014 MIP Bonus Outcomes

NEO	Core PTE Rating	Balanced Scorecard Adjustment	Impact of Other Adjustments	Corporate Rating	Bonus Target ($)	Calculated Bonus ($)	Individual Rating	Final Bonus ($)
Mr. Jordan	72.6%	105%	+8.8%	85%	1,064,000	904,400	100%	904,400
Mr. Losch	72.6%	105%	+8.8%	85%	425,000	361,250	100%	361,250
Mr. Popwell	72.6%	105%	+8.8%	85%	450,000	382,500	105%	400,000
Mr. Tuggle	72.6%	105%	+8.8%	85%	427,500	363,375	100%	363,000

Adjusted core pre-tax earnings for 2014 were $236.4 million. That resulted in an overall maximum bonus per person of $4.7 million, and an adjusted core pre-tax earnings rating of 72.6%. The Committee’s assessment of the balanced scorecard process mentioned above resulted in a 105% scorecard adjustment. Our performance on several scorecard categories was well above median. In several other categories we fell in the middle of the group.

The Committee determined that the corporate rating should be further adjusted, to 85% overall, primarily because the quality of earnings was high and our non-strategic results, quantitatively and qualitatively, were excellent.

The following factors, among others, influenced the Committee’s exercise of discretion in determining the various non-financial adjustments noted above. None were given any particular weighting.

➢	We executed on our strategic priorities throughout 2014 as outlined in “2014 Corporate Performance” above. Earnings in 2014 substantially exceeded those in 2013, 2012, and 2011. Annual total shareholder return in 2014 exceeded 18%, outperforming our peers.
➢	Loans were up 5% overall compared to 2013, even while legacy non-strategic loan balances declined significantly. Business lending growth was especially strong in our middle Tennessee and Mid-Atlantic regions. Deposits were up 9%.
➢	We opened or enhanced several offices in our Mid-Atlantic region, opened an office in Houston, Texas, acquired thirteen branches in smaller markets in Tennessee, and agreed to acquire a bank in Raleigh, North Carolina.
➢	We continued our long-term focus on efficiency. Non-interest expense declined substantially from 2013.
➢	Asset quality continued to improve. Net charge-offs declined, and our non-performing loans comprised only 1.25% of total loans at year-end 2014 compared with 1.66% in 2013.
➢	Non-strategic highlights included, by year-end: settlements with both government-sponsored mortgage entities (Fannie Mae and Freddie Mac), settlement with their regulator (FHFA), sale of most remaining legacy mortgage servicing, and sale of a substantial number of legacy loans.
➢	Risk management processes and standards remained robust.
➢	Capital ratios remained strong, well above well-capitalized levels. Shareholders received a quarterly cash dividend of $.05 per share each quarter in 2014. The quarterly dividend rate will increase to $.06 starting April 2015. The company renewed its common stock purchase program in 2014.

Mr. Kisber is the president of our capital markets business unit (FTN Financial). His bonus for 2014 was earned under the MIP, but was driven by the overall incentive pool created under the Capital Markets Incentive Compensation Plan to provide a compensation opportunity consistent with that of capital markets competitors. The incentive pool generally is funded as a specified percentage of divisional net profits, as defined, plus an additional percentage if net profits exceed a specified return on expense. Mr. Kisber’s 2014 compensation package generally is a percentage of the pool approved by the Committee each year, not to exceed 15% and subject to certain limits imposed by the Committee. The Committee imposed a $3.5 million overall limit on Mr. Kisber’s 2014

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bonus. The first $2.5 million was to be paid in cash and any amount over that, up to $1 million, would be paid in RSUs. Unlike the regular annual RSU awards, these MIP-driven RSUs would vest 18 months after grant and be payable in cash. The Committee also retains the discretion under the MIP to reduce any calculated bonus amount for Mr. Kisber, but made no reduction for 2014.

Capital markets’ operating contribution to FHN’s pretax earnings in 2014 was $76 million. Mr. Kisber’s earned bonus for 2014 was $2,124,000 in cash; no RSUs were granted.

Stock Awards

Overview

For NEOs, the mix of stock awards in 2012 and 2013 was 60% PSUs and 40% service-vested stock options. In 2014, the Committee introduced a new award type – service-vested RSUs – and adjusted the mix. In 2014, the CEO’s annual stock award mix was one-half PSUs, with RSUs and options comprising one-quarter each. For other NEOs the more heavily weighted component consisted of RSUs. The Committee believes that the enhanced mix of equity provides appropriate incentives to focus on performance goals, especially for the CEO, and to remain with First Horizon.

Performance Stock Units

Consistent with competitive practice, the Committee makes annual grants of performance equity awards with a multi-year performance period. The financial goals established at the beginning of each performance period are company-wide in focus and are uniform for all executives. Grants are annual, so financial results in any given year can affect several outstanding awards. The Committee sets performance goals each year based on the company’s objectives at that time, and may change the types and amounts of awards compared to prior years based on desired managerial focus, competitive pressures, and other factors.

For 2014, the Committee granted two types of PSUs to the NEOs. Eighty percent of the PSUs were traditional, with payout based directly upon our core-segment ROE performance relative to peers, as discussed below. Payout of the remaining PSUs will depend upon the Committee’s subjective assessment of total corporate performance and individual contributions to that performance. For both, the performance period is 2014-2016. Payout can range from 50% to 150% of the target amount granted, or payout can be zero if performance falls below the 50% threshold level. Dividends accrue during the performance period but are paid only to the extent the underlying units vest.

PSUs – Core ROE (80%)

Payout of the traditional PSUs will be based on goal achievement as shown in the following chart. Adjusted ROE of FHN’s core business segments, averaged over the three-year period 2014-2016, will be ranked against the average ROE results of those banks which, at the end of the performance period, comprise the KBW Regional Bank Index (ticker symbol KRX).

Only whole-year ROE results count in the rankings. The adjustments to our ROE consist of several exclusions including the non-strategic segment’s earnings and allocated equity, certain accounting changes, litigation settlements, restructuring or right-sizing expenses, and items described under certain specific areas of accounting guidance.

The KRX banks currently are fifty U.S. regional banks, a wider range of institutions than those in our Peer Bank group used for other purposes. For PSU awards, the Committee believes that an independently-selected basket of competitors like the KRX banks provides a larger, more suitable group against which to measure our performance over a three-year period. This rank structure was continued from recent years primarily because the use of a relative-rank goal rather than an absolute measure provides a better reflection of our results versus competitors. It was chosen in part because of the volatile environment for us and our industry. The awards should self-adapt to industry events

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which will unfold over a three-year time horizon and which cannot be predicted in advance.

PSUs – Total Corporate Performance (20%)

Payout of the remaining PSUs will be based on a combination of total corporate performance (TCP) and individual performance over the performance period. No quantitative performance goals have been pre-established, and the Committee may use subjective judgment in making assessments. All TCP awards granted to executives in 2014 will be assigned the same corporate performance result. Individual results may vary from person to person.

Stock Options

NEO stock option awards in 2014 vest in equal installments on the first four anniversaries of grant if the NEO remains employed with the company through the vesting dates. There is no accrual of cash dividends on options. Each option has a seven-year term and is priced at market at the time of grant. Grants occur on the day the Committee meets, early in the year, to make final compensation decisions for the coming year. Options will achieve value only to the extent market value on the exercise date exceeds the option price fixed on the grant date.

A stock option provides a direct retention incentive over its vesting period. Options inherently align a significant portion of compensation with the interests of shareholders.

In 2014, the Committee approved the grant of options to executives in dollar amounts measured as a percentage of base salary, as noted above. The approved dollar amounts were converted into a number of option shares by valuing each option at 25% of the exercise price. The exercise price was market value on the grant date. The actual value of a service-vested option cannot be determined in any definitive way. Many commonly used estimation methods, including the method used for financial reporting, were developed for non-compensatory options related to industrial companies in ordinary situations. The Committee believes that those methods are seriously flawed in the context of our company at this time, and overstate the value that an executive generally would ascribe to our options. Those flaws are due in large part to the legacy and environmental factors noted above under the headings “2014 Corporate Performance” and “Industry Operating Environment.” At the time of approving these grants the Committee believed that using a 25% valuation method was a fair estimate of the options’ value.

Restricted Stock Units

Regular executive RSUs vest on the third anniversary of grant if the NEO remains employed with the company through the vesting date and are settled in shares. Dividends accrue during the vesting period and are paid in cash at vesting.

Capital Markets Award Practices

The overall amount of annual stock awards granted to Mr. Kisber, the head of our capital markets business, is impacted by the previous year’s results. Early each year, a maximum stock award opportunity is approved by the Committee as part of his entire compensation package, as discussed in “Relative Sizing and Mix” starting on page 41 above. Early in the next year, actual grants are approved which may be less than the opportunity levels. The amounts actually granted are based on an assessment of capital markets results. Quantitative and qualitative factors are considered.

The awards granted in early 2014 (shown in the Summary Compensation Table on page 50) were less than Mr. Kisber’s 2013 opportunity. No grants were awarded in 2015 due to the level of earnings achieved by the capital markets segment in 2014 in the face of unfavorable market conditions.

Deferral Programs

We offer many employees and directors the means to manage their personal tax obligations associated with compensation from the company through various nonqualified deferral programs. All contributions are from participant deferrals; the company pays administrative costs but makes no direct contributions. Amounts deferred earn at-market returns indexed to the performance of certain mutual funds selected by the participant.

Benefits

We provide a broad-based welfare benefit program to employees in line with competitors. Through this program employees may select a variety of benefits such as health and dental insurance

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coverage, a vision benefit, and other items. We also provide broad-based death and disability benefits. We provide other benefits to executives to remain competitive, including the following:

•	Survivor Benefit Plan—This plan provides a benefit of 2.5 times base salary if death occurs during active service, which is reduced to 1.0 times salary spread over a ten-year period if death occurs following departure due to disability or early or normal retirement. This benefit is provided to about 350 active employees, including all NEOs, based on job grade, as an alternative to the broad-based survivor benefit.
•	Executive disability program—Our broad-based disability benefit provides up to 60% of monthly pay (including base salary, bonus, commissions and incentive compensation) income replacement, subject to a cap. The executive program benefit has a higher cap of $25,000 per month. An executive may elect to purchase an additional benefit of up to $5,000 per month.

•	Perquisites—We provide a limited range of perquisites which are customary in our industry. Details of executive perquisites are discussed on page 52 of this proxy statement in footnote (i) to the Summary Compensation Table.

Post-Employment Benefits

We provide retirement and other post-employment benefits, discussed below, that we believe are customary in our industry. We provide them to remain competitive in retaining and recruiting talent.

Savings Plans

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds and in our common stock. Since 2013, we have provided a 100% match for the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan, up from a 100% match on the first 3% of salary deferred in previous years. Matched contributions can be invested in company stock or certain other investment vehicles at the participant’s election.

Qualifying contributions to the savings plan are capped by tax law. Our savings restoration plan provides a restorative benefit to participants in the savings plan whose compensation exceeds the limits, including all participating NEOs. The combined qualified and restoration contributions occur as if the tax limitations did not exist.

Pension Plans

Our pension plan is a traditional broad-based plan providing a defined benefit to eligible employees upon retirement. Employees hired after August 31, 2007 (including Mr. Losch) were not eligible to participate. The benefit is based upon a participant’s average base salary for the highest five years of the ten most recent years of credited service, and social security benefits (under an offset formula). Benefits normally are payable after age 65. The formula works in a traditional manner so that longevity with the company is rewarded. Benefits under the plan were frozen in 2012. As a result, no new years of service or changes in base compensation after 2012 will affect benefit levels.

Tax laws limit the qualifying salary that can be used, and thus the benefit that can be paid, under the pension plan to a dollar amount that is adjusted each year for inflation. Our pension restoration plan provides a restorative benefit to certain executives who participate in the pension plan, including all participating NEOs, so that the combined pension and restoration benefit is calculated as if the limitations on the qualifying pension benefit did not exist. The pension and pension restoration plans thus operate as a single plan in terms of defining a person’s benefit. Benefits under the restoration plan also were frozen in 2012.

Change in Control (CIC) Benefits

Since the mid-1980s the financial services industry has experienced an extraordinary period of consolidation as old legal barriers, which prevented multi-state banking and restricted the business lines in which bank holding companies could engage, have been relaxed or eliminated. Merger activity abated substantially as a result of the last recession, but the current environment may

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provide an impetus for many companies to seek an acquisition partner in the years ahead. Although these circumstances have created substantial business opportunities for us and others, they have also created substantial personal uncertainties for employees. Our CIC severance agreements and CIC plan features were put in place a number of years ago in response to these uncertainties.

We have CIC severance agreements with each NEO other than Mr. Kisber. These are not employment agreements. They provide significant benefits if employment is terminated in connection with a CIC event, but otherwise provide no employment protection. Additional information about these contracts is provided in the “Change in Control Arrangements” section beginning on page 61 of this proxy statement.

The primary objectives of our severance agreements are to allow us to compete for executive talent during normal times and, if a CIC situation were to arise, to provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions in our industry.

Under many of our programs a CIC event can cause awards or benefits to vest, be paid, or be calculated and paid at target payout levels. The main objective of these features is to allow us to offer competitive compensation packages in an industry where consolidation is likely to be robust in the years ahead. Like our CIC severance agreements, these program features have a double trigger, which means that vesting or payment is accelerated only when a CIC event occurs resulting in termination of employment.

Performance awards which accelerate would be paid on the assumption that performance would have occurred at target. The Committee believes this outcome is appropriate because: (i) it is unfair for the executive to give up stock-based awards when all shareholders are receiving the benefit of the CIC transaction in relation to their stock holdings; (ii) it is unfair for the executive to forfeit awards based on service when he or she has provided the company with those services that were needed but are not any longer; and (iii) in most cases there will be no fair way to honor our commitment to pay awards based on company performance because there will be no appropriate way to measure our performance when the performance period ends.

Compensation Committee Report

The Compensation Committee Report is located on page 19 of this proxy statement under the caption “The Compensation Committee.”

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Recent Compensation

This Recent Compensation section provides detailed information about the compensation paid to our named executive officers in 2014. This section should be read in conjunction with the preceding Compensation Discussion & Analysis section.

2014 Direct Compensation Actually Paid

A comprehensive Summary Compensation Table, along with detailed footnotes and commentary, is presented in the next several sections. To provide context for that information, the following chart shows direct compensation amounts actually paid in 2014 to our named executive officers, except that the 2014 bonus (which was paid early in

2015) is included rather than any earlier bonus. Direct compensation components include salary, bonus paid, and stock awards paid. For this purpose, amounts are considered “paid” if they were paid or deferred on a fully-vested basis. All amounts are shown before reduction for withholding taxes and other payroll deductions.

2014 Direct Compensation Actually Paid
($ in millions)

Key details regarding the segments in this chart follow:

•	Salary Stock Units. SSUs paid during 2014 were granted in 2013. This segment reflects cash paid at vesting. No SSUs were granted in 2014.

•	MIP Bonus. Each annual bonus award under the MIP for 2014 was paid in cash early in 2015.

•	Stock Awards. Awards vested in 2014 consisted of performance stock units (PSUs), restricted stock shares (RS) and units (RSUs), long-term incentive units (LTIs), and stock options. Vested awards are valued based on the market value of First Horizon stock on the vesting date. Stock options are valued based on the “spread” at vesting, which is the difference between market value at that time and the option price; negative spreads and values at exercise are ignored. Bonuses for 2011 and 2012 were paid partly in RS or RSUs, portions of which vested in 2014 and are included in this segment.
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Summary Compensation & Award Grant Tables

Summary Compensation Table

The amounts shown in the Summary Compensation Table include all compensation earned for 2014, including amounts deferred by those persons for all services rendered in all capacities to us and our subsidiaries. Compensation amounts from the past two years are also included. Additional compensation information is provided in the remainder of this section. No named executive officer who served as a director was separately compensated as a director of First Horizon.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
						Non-Equity	Pension
						Incentive	Value &
						Plan	Non-Qualified
Name and				Stock	Option	Compensa-	Deferred	All Other
Principal		Salary	Bonus	Awards*	Awards	tion*	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	Earnings($)	($)	($)
D.B. Jordan	2014	$760,000	—	$1,054,486	$418,371	$904,400	$243,395	$97,485	$3,478,137
Chairman,	2013	760,154	—	1,057,165	595,874	820,800	—	75,736	3,309,729
President, &	2012	800,000	—	2,774,729	1,092,599	1,000,000	319,523	78,302	6,065,153
CEO

W.C. Losch	2014	$425,000	—	$398,415	$158,080	$361,250	$—	$47,732	$1,390,477
EVP & CFO	2013	423,077	—	468,020	201,949	260,000	—	32,377	1,385,423
	2012	400,000	—	458,267	321,351	280,000	—	29,966	1,489,584

M.E. Kisber	2014	$600,000	—	$509,994	$404,684	$2,124,000	$185,746	$109,308	$3,933,732
President–FTN	2013	600,000	—	1,802,270	712,767	2,000,000	—	52,752	5,167,789
Financial	2012	600,000	—	1,790,315	964,056	3,000,000	157,633	44,424	6,556,428

D.T. Popwell	2014	$450,000	—	$421,860	$167,375	$400,000	$144,163	$67,633	$1,651,031
President–	2013	450,000	—	495,548	213,829	325,000	—	55,185	1,539,562
Banking	2012	450,000	—	421,054	260,292	337,500	220,324	40,898	1,730,068

C.T. Tuggle	2014	$475,000	—	$338,411	$134,275	$363,000	$208,636	$51,266	$1,570,588
EVP & General	2013	475,000	—	404,220	169,282	300,000	—	41,349	1,389,851
Counsel	2012	475,000	—	487,947	321,351	332,500	498,875	42,514	2,158,187

* For 2012, MIP bonuses were paid partly in restricted stock or stock units issued early in 2013. The full amount of the 2012 MIP bonus earned is reported in column (g). MIP-driven stock awards are not included in column (e).

Explanations of certain columns follow:

Col (c) Salary. Cash salary is shown in this column. SSUs have service-vesting conditions and are included in column (e).

Col (d) Bonus. No discretionary bonuses were paid to the named executive officers. Column (g) shows the annual MIP bonus awards earned.

Cols (e)-(f) Accounting Values. Columns (e) and (f) show the grant date fair value of the awards using the accounting method applicable to our financial statements. The accounting valuation method makes assumptions about growth and volatility of our stock value, expected duration in the case of options, vesting, forfeiture, future company performance, and other matters. A discussion of those assumptions appears in note 20 to our 2014 annual report to shareholders. Actual future events may be substantially inconsistent with the assumptions. Accordingly, the actual values realized by an award holder are likely to differ substantially from the accounting values reflected in columns (e) and (f).

Col (e) Stock Awards. Column (e) includes the accounting values of SSU, RS, RSU, and PSU awards granted during each year. These do not represent amounts paid or earned; they are the values attributed to awards under applicable accounting rules.

Col (e) Regular PSUs. PSUs are performance-based, using a three-year performance period. Eventual payout may be higher or lower than the accounting values used in column (e) and may be zero. PSUs also have a service-vesting

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requirement. For 2012, the PSUs’ performance depends upon First Horizon’s adjusted return-on-equity (ROE) ranking relative to certain peer banks. The 2013 PSUs’ performance depends upon First Horizon’s adjusted core-segment ROE ranking relative to certain peer banks. For 2014, 80% of the PSUs depends upon First Horizon’s adjusted core-segment ROE ranking versus peers; the remaining 20% depends upon the Committee’s subjective assessment of total corporate performance as well as individual performance. In all cases, a percentage of PSUs (50% to 150%) will vest if threshold or higher performance goals are achieved during the performance period and if the holder remains employed with the company through the vesting date. The PSUs shown settle with shares rather than cash. In column (e) PSU amounts are shown at their original accounting values assigned at grant. Because the values reflected in column (e) are less than the possible payouts if all performance conditions are maximally achieved, the following table provides a summary of the maximum payouts of the PSU awards for each named executive, based on our stock values on the respective grant dates.

Maximum Dollar Values of Regular PSUs*

(Share Price at Grant Date)

Name	2012	2013	2014
Mr. Jordan	$1,529,994	$1,128,591	$1,054,486
Mr. Losch	449,993	382,498	199,207
Mr. Kisber	1,350,000	1,350,000	764,991
Mr. Popwell	364,503	404,993	210,930
Mr. Tuggle	449,993	320,629	169,194

*	Maximum dollar values = 150% of target levels for all years presented

Col (e) CEO Special PSUs. In 2012, the Compensation Committee made a special grant of PSUs to Mr. Jordan having a five-year performance and service period. Vesting occurs only if one of the following performance conditions is satisfied: (i) First Horizon’s stock maintains a price of at least $20 per share for 60 consecutive trading days during the five-year term; or (ii) the total shareholder return value of a share of First Horizon’s stock is at least $20 measured over the five-year term. First Horizon’s stock price on the grant date was $9.22. The maximum value of this award, measured at the grant date with no discount for risk of non-performance, was $3 million. Mr. Jordan has led the restructuring of First Horizon, the development and implementation of new strategies, recruitment of a new management team, and a return to profitability. The Committee considered his significant contributions in turning First Horizon around and his future value to the company in making this award.

Col (e) Regular RSUs. In 2014, the annual equity award package included RSUs which vest in three years and settle in shares. Regular RSUs were not granted in earlier years.

Col (e) MIP-Driven Stock Awards. In 2013, MIP bonuses relating to 2012 performance generally were paid 40% in RS awards and 60% in cash. The full amounts of those bonuses are reported in column (g) for 2012. To avoid double-counting, the MIP-driven awards are not reported in column (e). Mr. Kisber’s MIP bonus for 2012 was also paid partly in equity awards, but differed in mix and award type: his was paid one-third in RSUs.

Col (f) Stock Options. Column (f) includes the accounting values of stock options granted.

Col (g) Annual MIP Bonus Awards. This column shows the annual bonus earned for each year under our shareholder-approved Management Incentive Plan (MIP). For all three years, MIP bonuses (except for Mr. Kisber) were based upon achievement in the following areas: pre-set levels of adjusted annual pre-tax core earnings; the results of a balanced scorecard process ranking First Horizon among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures; execution of personal plan goals; and individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment. Mr. Kisber’s bonuses were based on the net profits of our FTN Financial division.

Col (h) Pension & Deferred Compensation. Column (h) includes changes in defined benefit (DB) pension actuarial values, which are the aggregate increase during the year in actuarial value of all DB pension plans, both qualified and restoration. Our DB pension plans were closed to new employees in 2007; as a result, Mr. Losch does not participate. The DB pension plan benefits were frozen effective December 31, 2012. Incremental increases in actuarial pension values occurred in 2014 mainly due to lower discount rates used and the adoption of an updated mortality table based on generally increased life expectancies. No above-market earnings on deferred compensation were accrued during the year for any of the named executives.

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Col (i) All Other. Elements of “All Other Compensation” for 2014 consist of the following:

All Other Compensation (Col (i)) for 2014

(a)	(b)	(c)	(d)
Name	Perquisites & Other Personal Benefits	401(k) Match	Life Insur. Prems.	Total Col (i)
Mr. Jordan	$22,813	$65,826	$8,846	$97,485
Mr. Losch	11,110	31,837	4,785	47,732
Mr. Kisber	6,120	95,676	7,512	109,308
Mr. Popwell	20,682	41,779	5,172	67,633
Mr. Tuggle	20,160	25,541	5,565	51,266

Explanations of certain columns in the Col (i) table follow:

Col (i)(b) “Perquisites and Other Personal Benefits” includes the following types of benefits: Flexible Dollars; Financial Counseling; Disability Insurance; and Aircraft Usage. Benefits are valued at the incremental cost to First Horizon. “Flexible Dollars” represents First Horizon’s contribution to our broad-based benefits plan, a qualified cafeteria-type benefit plan. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Disability Insurance” represents insurance premiums with respect to our disability program. “Aircraft Usage” represents imputed income to the executives when their spouses accompany them on a business trip using non-commercial aircraft. This column also includes imputed taxable income from our company-wide wellness program, and (for Mr. Jordan) the cost of participating in the Mayo Clinic Executive Health Program. The Board of

Directors requires Mr. Jordan to participate in the Mayo program.

Col (i)(c) “401(k) Match” represents First Horizon’s matching contribution to our 401(k) savings plan. Starting in 2013, coincident with freezing the DB pension benefits, the 401(k) match rate was doubled to 100% on the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan, up from a 100% match on the first 3% of salary deferred in previous years, and First Horizon implemented a savings restoration plan for all employees whose base salary exceeds the IRS limit. Any flexible benefits plan contributions to the savings plan are included in column (b).

Col(i)(d) “Life Insurance Premiums” represents supplemental life insurance premiums. Under our survivor benefits plan a benefit of 2.5 times annual base salary is paid upon the participant’s death prior to retirement, or a maximum of one times final salary upon death after retirement.

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Grants of Plan-Based Awards

The following table provides information about the MIP bonus opportunity established for, and the grants of PSUs, stock options, and RSUs during, 2014. In this table, the MIP opportunity is considered a “Non-Equity Incentive Plan Award,” PSUs are considered to be “Equity Incentive Plan

Awards,” and RSUs are considered to be “All Other Stock Awards.” In the table each row represents a separate award grant; a column for a row is blank if it does not apply to the type of award listed in that row or if the dollar amount is $0.

Grants of Plan-Based Awards in 2014

(a)		(b-1)	(b-2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
				Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or base price of Option	Grant date Fair Value of Stock
Name		Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/sh)	and Option Awards($)
Mr. Jordan	MIP	2-12	2-12	$532,000	$1,064,000	$1,596,000							NA
	Opt	2-12	2-12								119,456	$11.77	$418,371
	PSU	2-12	2-12				29,864	59,727	89,591				702.987
	RSU	2-12	2-12							29,864			351,499
Mr. Losch	MIP	2-12	2-12	$212,500	$425,000	$637,500							NA
	Opt	2-12	2-12								45,136	$11.77	$158,080
	PSU	2-12	2-12				5,642	11,283	16,925				132,801
	RSU	2-12	2-12							22,567			265,614
Mr. Kisber	MIP	2-12	2-12	NA	NA	$3,500,000							NA
	Opt	2-12	2-12								115,548	$11.77	$404,684
	PSU	2-12	2-12				21,665	43,330	64,995				509,994
	RSU	2-12	2-12							NA			NA
Mr. Popwell	MIP	2-12	2-12	$225,000	$450,000	$675,000							NA
	Opt	2-12	2-12								47,790	$11.77	$167,375
	PSU	2-12	2-12				5,974	11,947	17,921				140,616
	RSU	2-12	2-12							23,895			281,244
Mr. Tuggle	MIP	2-12	2-12	$213,750	$427,500	$641,250							NA
	Opt	2-12	2-12								38,339	$11.77	$134,275
	PSU	2-12	2-12				4,792	9,583	14,375				112,792
	RSU	2-12	2-12							19,169			225,619

Explanations of certain columns follow:

Col (b). An award is effective for legal and accounting purposes on its grant date. The Compensation Committee took final action to grant each award on its action date.

Cols (c)-(e) MIP Bonus Opportunities. The Committee established performance criteria and set target amounts early in 2014 for MIP bonus opportunities. Details about the opportunities, their goals, and their limitations are discussed in “Annual MIP Bonus” beginning on page 42.

The annual MIP bonus for Mr. Kisber was established based on divisional net profits generated by the FTN Financial capital markets division, without any threshold or target levels. The Compensation Committee established an overall maximum of $3.5 million for Mr. Kisber’s 2014 bonus opportunity. The first $2.5 million of earned bonus was payable in cash, and the last $1 million was payable in the form of MIP-driven RSUs.

The information in columns (c)-(e) shows 2014 MIP bonus opportunities. Information concerning MIP bonuses actually earned for 2014 is shown in column (g) of the Summary Compensation Table and under the caption “Annual MIP Bonus” beginning on pages 51 and 42, respectively.

Cols (f)-(h) Stock Incentives. The performance requirements for the 2014 PSU awards are discussed in the notes for column (e) of the Summary Compensation Table above. Performance below the threshold level will result in 0% payout. Performance above threshold will result in payouts ranging from 50% (col (f)) to 100% (col (g)) to 150% (col (h)) of target levels. See “Performance Stock Units” beginning on page 45 for additional information.

Col (i) Other Stock Awards. Column (i) includes RSUs granted in 2014.

Cols (j)-(k) Stock Options. Column (j) shows the number of shares granted under options to the named executives in 2014, and column (k) shows

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the exercise price per share of those options. The exercise price was the market price of First Horizon stock on the grant date. For additional information see the discussion of column (f) of the Summary Compensation Table beginning on page 50 of this proxy statement.

Col (l) Grant date fair values. Column (l) reflects the accounting value of the awards shown in columns (g), (i) and (j). For stock options, the grant date fair value is based on the Black Scholes value on the grant date, which was $3.5023 per share. For additional information see the discussion of columns (e) and (f) of the Summary Compensation Table beginning on page 50.

Supplemental Disclosures

Summary Compensation & Award Grant Tables

For information about the rationale behind, sizing of, and other aspects concerning the major compensation elements, see “Overview of Direct Compensation Components,” “Relative Sizing & Mix,” and “Salary” beginning on pages 36, 41, and 42, respectively.

The vesting schedules of equity-based awards granted in 2014 are as follows:

•	Stock options vest in equal parts on the first four anniversaries of the grant date.

•	PSUs will vest approximately three years after grant, assuming achievement of goals at the 50% payout level or greater.

•	RSUs vest on the third anniversary of grant.

Vesting information related to all equity awards held by the named executives at year-end appears under the heading “Outstanding Stock Awards at Fiscal Year-End” beginning on page 55, especially in the notes to the table in that section. For all awards, vesting will or may be accelerated or prorated in the cases of death, disability, and change in control. For non-performance awards, vesting may be accelerated in the event of retirement. For performance awards, service-vesting may be waived, but performance goals generally are not waived, following retirement, and awards may be pro-rated at the Compensation Committee’s discretion. Additional information concerning the acceleration features of awards is set forth under the caption “Change in Control (CIC) Arrangements” on page 61.

Dividends or dividend equivalents accrue at normal declared rates on stock awards other than options. Accrued dividends and equivalents are paid at vesting, or forfeit if the award is forfeited.

Under the terms of all stock options, participants are permitted to pay the exercise price of the options with shares of our stock which they own.

The Compensation Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes. Options have no such feature.

The Compensation Committee generally has the power to impose deferral of payment as a term or condition of an award. Deferrals do not affect the amounts reported in the Summary Compensation Table.

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Outstanding Stock Awards at Fiscal Year-End

The following table provides information about stock options, all types of restricted stock and stock units, and all performance stock awards held at December 31, 2014 by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2014

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options(#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)
Mr. Jordan	60,019	—	—	$20.83	2/25/2015
	146,835	48,945	—	11.85	2/11/2018
	143,762	143,764	—	9.46	2/14/2019
	46,358	139,076	—	10.82	2/12/2020
	—	119,456	—	11.77	2/12/2021
						67,054	$910,593	562,465	$7,638,275
Mr. Losch	36,455	12,152	—	$11.85	2/11/2018
	42,282	42,284	—	9.46	2/14/2019
	15,711	47,135	—	10.82	2/12/2020
	—	45,136	—	11.77	2/12/2021
						54,223	$736,348	66,562	$903,912
Mr. Kisber	10,910	—	—	$25.99	7/1/2016
	10,025	—	—	28.27	7/1/2017
	151,898	50,633	—	11.85	2/11/2018
	7,846	—	—	36.09	7/1/2018
	126,849	126,850	—	9.46	2/14/2019
	10,312	—	—	27.46	7/1/2019
	55,452	166,359	—	10.82	2/12/2020
	—	115,548	—	11.77	2/12/2021
	8,513	—	—	23.49	7/2/2021
	3,156	—	—	15.84	7/1/2022
						NA	NA	221,646	$3,009,953
Mr. Popwell	31,443	10,481	—	$11.85	2/11/2018
	34,248	34,250	—	9.46	2/14/2019
	16,635	49,908	—	10.82	2/12/2020
	—	47,790	—	11.77	2/12/2021
						53,877	$731,650	62,587	$849,931
Mr. Tuggle	43,240	14,414	—	$11.85	2/11/2018
	42,282	42,284	—	9.46	2/14/2019
	13,170	39,510	—	10.82	2/12/2020
	—	38,339	—	11.77	2/12/2021
						52,815	$717,228	61,050	$829,059
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Explanations of certain columns follow:

Col (c) Unvested Options. The vesting dates of options reported in column (c) are:

Stock Options Unvested at Year-End

Grant Date	Vesting Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle
2/11/2011	2/11/2015	48,945	12,152	50,633	10,481	14,414
2/14/2012	2/14/2015	71,882	21,142	63,425	17,125	21,142
	2/14/2016	71,882	21,142	63,425	17,125	21,142
2/12/2013	2/12/2015	46,358	15,711	55,453	16,636	13,170
	2/12/2016	46,359	15,712	55,453	16,636	13,170
	2/12/2017	46,359	15,712	55,453	16,636	13,170
2/12/2014	2/12/2015	29,864	11,284	28,887	11,947	9,584
	2/12/2016	29,864	11,284	28,887	11,947	9,585
	2/12/2017	29,864	11,284	28,887	11,948	9,585
	2/12/2018	29,864	11,284	28,887	11,948	9,585

Col (g) Unvested Non-Performance Shares & Units. Column (g) includes unvested RS and RSUs, specifically regular annual RSUs, RS granted in connection with MIP bonuses, and special retention awards. The vesting dates of those awards are shown below:

RS & RSU Awards Unvested at Year-End

Grant Date	Award Type	Vesting Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle
2/11/2011	Ret RS	2/11/2015	—	21,097	—	16,878	21,097
2/14/2012	MIP RS	2/14/2015	12,421	3,623	—	4,745	4,313
2/12/2013	MIP RS	2/12/2015	12,199	3,416	—	4,117	4,056
		2/12/2016	12,570	3,520	—	4,242	4,180
2/12/2014	RSU	2/12/2017	29,864	22,567	—	23,895	19,169

Cols (h) & (j) Values. The values in columns (h) and (j) reflect the market values at year-end of the awards reported in columns (g) and (i), respectively, with no discount for the risk of forfeiture or for the time delay until vesting. The values are not based on financial accounting methods.

Col (i) PSUs. Column (i) reports PSU awards granted 2012-14. The performance periods for PSUs which were not yet performed at year-end 2014 are shown below. Awards are reported in units at target levels; maximum is 150% of target.

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PSU Awards Unvested at Year-End

Grant Date	Performance Period	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle
2/14/2012	2012-14	107,822	31,712	95,137	25,687	31,712
5/07/2012	5/12-5/17	325,379	—	—	—	—
2/12/2013	2013-15	69,537	23,567	83,179	24,953	19,755
2/12/2014	2014-16	59,727	11,283	43,330	11,947	9,583

Options Exercised & Stock Vested

The following table shows stock options exercised by the named officers along with other stock awards that vested during 2014. SSUs and RSUs included in the table were paid in cash based on the market value of First Horizon stock at vesting, while PSUs and restricted stock awards paid in shares.

Options Exercised and Stock Vested During 2014

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired or Units Paid on Vesting(#)	Value Realized on Vesting($)
Mr. Jordan	—	—	148,770	$1,789,264
Mr. Losch	—	—	74,678	893,582
Mr. Kisber	2,813	$5,823	240,801	2,885,755
Mr. Popwell	24,007	52,043	70,378	843,222
Mr. Tuggle	—	—	79,127	945,592
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Post-Employment Compensation

Overview & Common Terms

FHN offers programs focused on providing benefits after retirement or for certain other terminations. Other programs have features that enhance, accelerate, reduce, shorten, or forfeit benefits if employment terminates in various ways. Those programs and features are discussed in this section.

Common post-employment terms include:

•	Discharge or Resignation. A termination of employment by First Horizon or by the executive, respectively, other than by reason of disability or retirement.
•	Disability. A permanent inability to work.

•	Retirement. A termination of employment after meeting certain age and service requirements specified in the applicable program. Some programs specify early and normal retirement requirements; others specify only normal retirement or make no provision for retirement.

•	Change in Control, or CIC. A corporate change in control of FHN as defined in the applicable program. The definition used in active programs is discussed in “CIC Definition” on page 61.

Pension Plans

FHN has two defined benefit retirement plans: a broad-based tax-qualified pension plan and an unfunded non-qualified pension restoration plan limited to employees for whom the qualified benefit is limited by tax law. The restoration plan extends the benefit beyond that tax law limit. The two plans effectively provide a single pension benefit.

The plans were closed to new hires in 2007, and benefits were frozen at year-end 2012. Credited service years will no longer increase, and changes in compensation will no longer matter.

Pension benefits are based on average compensation for the highest 60 consecutive months of the last 120 months of service prior to 2013, length of service prior to 2013, and social security benefits. Covered compensation includes cash salary reportable to the IRS plus pre-tax contributions under the savings plan and employee contributions under the flexible benefits plan, and excludes bonuses, commissions, other deferred compensation, and incentives.

A “normal” pension benefit provides a monthly payment to the employee for life beginning at retirement at age 65. Participants under age 65 who are at least age 55 with 15 years of service may retire early with a reduced pension benefit. The reduction amount varies based on age at retirement. Similarly, a delay in retirement will increase benefits. A participant may make other elections which change the benefit. Those include a spousal benefit election, a minimum (certain) payment term, and a lump sum benefit (restoration plan only). Married participants often choose a qualified joint and survivor annuity with a surviving spouse receiving 50 percent of the participant’s benefit.

The following table shows estimated normal retirement benefits under the pension plans as of December 31, 2014. Mr. Losch was hired after 2007 and does not participate in the plans.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
Name	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Jordan	Qualified	6 yrs	$234,136	—
	Restoration	6 yrs	720,067	—
Mr. Kisber	Qualified	20 yrs	788,779	—
	Restoration	NA	NA	NA
Mr. Popwell	Qualified	6 yrs	253,339	—
	Restoration	6 yrs	339,027	—
Mr. Tuggle	Qualified	9 yrs	602,162	—
	Restoration	9 yrs	1,012,665	—

Explanations of certain columns follow:

Col (c). This column shows full years of credited service at year-end, unchanged since 2012.

Col (d). Column (d) reflects the actuarial present value of the named executive’s accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the 2014 fiscal year except that retirement age is assumed to be the normal retirement age of 65. The amounts presented in the above table were calculated by

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the pension plan actuary. The valuation method chosen to calculate those amounts is the projected unit credit cost method. This method recognizes cost in an increasing pattern as a participant approaches retirement. The 2014 discount rates are 5.15% for the pension plan and 4.7% for the pension restoration plan and reflect the expected average term until settlement of each of these plans. The assumptions on which the amounts presented in the table are based are discussed in note 19 to FHN’s financial statements.

Col (e). No pension benefit amounts were paid during 2014 to any named executive officer.

Non-Qualified Deferred Compensation Plans

First Horizon provides plans allowing executives to defer receipt and taxation of cash salary and bonus. Deferred amounts are credited to accounts and earnings accrue according to the provisions of each plan. Participants have some discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and whether payout will be lump sum or an annuity. A commonly selected deferral period lasts until employment terminates. These plans are unfunded: no trust holds funds in the accounts, which legally are unsecured debt of FHN.

In all plans each account is fully vested and non-forfeitable. Except for the timing of payments, plan accounts are not reduced or enhanced by termination of employment, change in control, or other event.

Starting in 2013, with the freezing of the pension plans discussed above, we have provided a 100% match under the broad-based tax-qualified savings plan for the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan, up from a 100% match on the first 3% of salary deferred in previous years. The qualified plan allows employee contributions subject to dollar limits imposed by tax laws.

FHN has adopted a savings restoration plan for those employees, including most executives, whose base salary exceeds the qualified plan’s ceiling. The restoration plan provides a non-qualified vehicle for highly-paid employees to continue to participate in a savings plan beyond the tax law limits. Unlike the qualified plan, the restoration plan is unfunded. Restoration plan participants are offered many of the investment options offered under the qualified plan; the FHN stock fund is among those not offered.

FHN has a program that is intended to reduce the risk of its obligations under the restoration and other nonqualified deferred compensation plans by purchasing investments intended to track the performance of the investment elections made by participants.

Information concerning account activities and balances of the named executive officers with respect to non-qualified deferred compensation plans is presented below.

Nonqualified Deferred Compensation

(a) Name	(b) Executive Contributions in Last Fiscal Year ($)	(c) Company Contributions in Last Fiscal Year ($)	(d) Aggregate Earnings in Last Fiscal Year ($)	(e) Aggregate Withdrawals/ Distributions ($)	(f) Aggregate Balance at Last Fiscal Year End ($)
Mr. Jordan	$460,626	$50,226	$57,937	—	$1,008,962
Mr. Losch	24,037	24,037	2,816	—	72,462
Mr. Kisber	80,280	80,280	81,125	—	937,043
Mr. Popwell	26,369	26,369	1,950	—	79,323
Mr. Tuggle	25,541	25,541	20,369	—	374,402

Explanations of certain columns follow:

Col (b). Traditional deferred compensation plan. Currently up to 80% of cash salary and 100% of annual cash bonus may be deferred in the traditional deferred compensation plan for executives.

Savings restoration plan. Column (b) includes executive contributions of salary.

Col (c). Includes FHN matching contributions under the savings restoration plan.

Col (d). Earnings reflect interest for those accounts that earn interest. For accounts that are

59

phantom shares of FHN stock or of mutual funds, earnings reflect increases and decreases of account value throughout the year. Those amounts are netted as applicable to the individual.

Col (e). Hardship withdrawals are allowed under certain plans. Except under the savings restoration plan, an in-service distribution date may be selected when the deferral election is made.

Col (f). Certain plan accounts are denominated as numbers of shares of FHN stock or of certain mutual funds. All such accounts are valued based on the fair market value of those shares at year-end.

The information above excludes the tax-qualified savings plan. For additional information concerning deferred compensation plans see “Deferral Programs” beginning on page 46.

Employment & Termination Arrangements

FHN has no employment agreement with any named executive. Many plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement and a change in control of FHN. FHN also has certain other arrangements that deal primarily with retirement and change in control situations. This section provides information concerning those provisions and arrangements.

Termination Unrelated to Change in Control

The table below summarizes the impact upon the amounts of various items of compensation of a termination of employment under certain circumstances, other than termination related to a change in control event. Change in control situations are discussed in the following section. In addition to forfeiture of unpaid benefits, many awards provide for clawback of paid benefits if discharge “for cause,” as defined in the applicable program, occurs within two years of payment.

Impact of Termination Events on Unpaid Compensation Items

	Resignation/Discharge	Death/Disability	Retirement	Key Facts

MIP Bonus Opportunity	Forfeit	Generally forfeit, but discretionary payment is possible	Generally forfeit, but discretionary payment is possible	Committee can pro-rate or fully waive service requirement, still subject to performance conditions

PSUs	Forfeit	Pro-rated waiver of service requirement, no waiver of performance	For approved retirement, pro-rated waiver of service requirement, no waiver of performance	Committee may require covenants such as non-competes as a condition for approval

Exercisable Stock Options	Expire 3 months after termination	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended

Unexercisable Stock Options	Forfeit	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended

Restricted stock & RSUs	Forfeit	Pro-rated	Generally forfeit, but discretionary payment is possible	Committee may accelerate vesting in normal retirement situations subject to compliance with covenants such as non-competes

Pension Plans	No impact	No impact	No impact	Benefits are fully vested

Qualified Savings Plan	No impact	No impact	No impact	Benefits are fully vested

Savings Restoration Plan	Lump sum payment	Lump sum payment	Lump sum payment	Benefits are fully vested; any termination triggers payment

NQ Def’d Comp	No impact	No impact	No impact	Benefits are fully vested
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Change in Control (CIC) Arrangements

Special change in control (CIC) severance agreements are in place with all of the named executive officers except Mr. Kisber. In addition, many of the company’s compensation programs have special provisions that apply if FHN experiences a CIC event. This section provides information concerning arrangements and benefits that would apply if a CIC event occurs.

CIC Definition

In FHN’s compensation programs the term “change in control” includes the following events:

•	A majority of the members of FHN’s Board of Directors changes, with certain exceptions.

•	A person or other entity becomes the beneficial owner of 20 percent or more of FHN’s outstanding voting stock, with certain exceptions.

•	FHN’s shareholders approve, and there is a consummation of, a merger or other business combination, unless (i) more than 50% (60% in the CIC severance agreements) of the voting power of FHN resulting from the business combination is represented by voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20% or more of the resulting corporation, and (iii) at least a majority (two-thirds in the CIC severance agreements) of the members of the board of directors of the resulting corporation were FHN directors at the time of board approval of the transaction.

•	FHN’s shareholders’ approve a plan of complete liquidation or dissolution or a sale of substantially all of FHN’s assets.

Summary of CIC Effects

The following table summarizes the impacts of a CIC event on various items of compensation. Details about current dollar amounts of many of these items are provided in the “CIC Potential Payout” section below.

Impact of CIC on Unpaid Compensation Items

Item	Impact	Key Facts
MIP bonus opportunity	Pro-rate target amount of bonus if employment terminates	Performance at target is presumed; pro-rationing is based on % of performance period elapsed
PSUs	Pay at target of award if employment terminates involuntarily	Performance at target is presumed
Exercisable stock options	No impact
Restricted stock, RSUs, unexercisable stock options	Accelerate if employment terminates, otherwise no impact	Awards have a double-trigger feature
Qualified pension plan	Limited impact	Any excess funding is allocated to all plan participants
Pension restoration plan	Lump sum payment	See details below
Qualified savings plan	No impact
Savings restoration plan	No impact from CIC	Any separation results in lump sum payment; CIC itself has no effect on amount or timing of payment
NQ deferred compensation	Limited impact	Accounts are paid into rabbi trusts, inaccessible to FHN’s successor
CIC severance agreements	Cash payment & other benefits if employment terminates	CIC benefits are discussed in the next section

Under the pension restoration plan, a lump sum payment is made to participants representing the present value, using a discount rate of 4.2%, of the participant’s scheduled projected benefits actuarially adjusted based on the participant’s age at the time of the CIC event.

CIC Severance Agreements

FHN has CIC severance agreements with all of the named executive officers except Mr. Kisber. The agreements provide a payment equal to three times annual base salary plus three times a “bonus amount” if FHN discharges the officer other than for disability, retirement, or cause, or if the officer resigns for a pre-defined good reason, in either case within 36 months after a CIC event. The

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“bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses, with certain exceptions for executives who have participated in the executive bonus plan less than five years. Older agreements (with Messrs. Jordan and Tuggle) provide generally for a federal excise tax gross-up; newer agreements (with Messrs. Losch and Popwell) have no such provision. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are included in the agreements. These agreements do not guarantee employment for any term or period; they only apply if involuntary loss of employment occurs following a CIC event. Each agreement can be terminated unilaterally upon three years’ prior notice.

CIC Potential Payout

The table below shows potential amounts payable to the named executive officers if a CIC occurred and employment with FHN terminated on December 31, 2014. The closing stock price on December 31, 2014 of $13.58 per share is used when valuing stock based items. For purposes of the table, the following assumptions and adjustments have been made: (1) the present value of future health and welfare and other non-cash benefits is calculated by using current costs; (2) the value of non-forfeited stock options is based solely on the year-end spread between the option price and the stock value; and (3) no forfeiture factors exist. Many of the amounts shown in the table below primarily accelerate the timing of payment of an amount that would have been paid eventually and do not increase the amount paid. The table shows all payment amounts, whether or not increased by the CIC, for the sake of completeness.

Potential Dollar Value of Payments Upon An Assumed

Termination of Employment at Year-End 2014 Related to a CIC Event

	Cash	Pro Rata	Stock		Pension	Savings	Health &		Tax Gross-up
Name	Severance	Bonus*	Awards	SSUs	& Restoration	Restoration	Welfare	Other	Payments**	Total
Mr. Jordan	$4,303,841	$674,614	$10,074,378	NA	$649,222	$165,526	$28,095	$25,000	$5,892,326	$21,813,002
Mr. Losch	1,888,712	204,571	2,091,925	NA	NA	72,462	23,007	25,000	NA	4,305,677
Mr. Kisber	NA	3,500,000	4,361,178	NA	NA	216,306	NA	NA	NA	8,077,484
Mr. Popwell	2,230,000	293,333	2,007,053	NA	306,885	79,323	23,588	25,000	NA	4,965,182
Mr. Tuggle	2,145,783	240,261	1,966,797	NA	NA	85,522	23,675	25,000	1,244,670	5,731,708

*	For Messrs. Jordan, Losch, Popwell, and Tuggle, the amounts in this column reflect “the bonus amount” defined in their CIC severance agreements discussed above. For Mr. Kisber, who has no CIC severance agreement, the amount in this column reflects the amount that the MIP (annual bonus plan) would have required to be paid to him.

**	Messrs. Jordan and Tuggle have the right to receive an excise tax gross-up payment, an estimate of which is included in the table. For Messrs. Losch and Popwell, whose agreements are dated after 2008, no gross-up would be paid by FHN.
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Director Compensation

Non-Employee Director Compensation Programs

Mr. Jordan serves on the Board but is not paid for that service. No program discussed in this “Director Compensation” section applies to him. No other director is an employee of FHN.

Non-employee director compensation falls into two main categories: annual retainer, and fees. In 2014, each director was paid a retainer of $70,000, with $25,000 paid in cash and the rest in restricted stock units, or RSUs. Fees are paid in fee stock units, or FSUs. The amount of FSUs varies by committee assignment and the number of regular meeting days scheduled. Audit Committee members who also serve on the Trust Audit Committee of the Bank are not separately compensated for that service. Also, the lead director receives a supplemental FSU award annually. The pay structure is summarized in the following table:

Director Compensation Elements in 2014

Item	Amount	Form
Retainer – cash portion	$25,000 annually	Cash
Retainer – RSU portion	$45,000 annually	RSUs
Board fees	$2,000 per meeting day	FSUs
Committee member fees:
Audit	$2,000 per meeting day	FSUs
All Other Committees	$1,500 per meeting day	FSUs
Committee chair fees:
Audit and Executive & Risk	$5,000 per meeting day	FSUs
Compensation	$6,000 per meeting day	FSUs
All Other Committees	$4,000 per meeting day	FSUs
Special meeting fees	none	NA
Lead director supplemental	$20,000 annually	FSUs

The Board’s compensation year begins in the second quarter following the annual meeting and ends with the following first quarter. RSUs and FSUs are granted under FHN’s Equity Compensation Plan following election at the annual meeting. Both award types vest in the year following grant, and both accrue dividends or dividend equivalents while unvested. RSUs are paid in stock. FSUs are paid in cash based on stock value at vesting. Because they are paid in cash, payment of FSUs may be deferred for tax purposes. Grants are pro-rated for anyone elected to the Board after the annual meeting.

Directors may serve as members of the Bank’s regional boards and may be paid, as additional Board compensation, cash attendance fees up to $500 per regional board meeting. In addition, directors may receive the following benefits: a personal account executive, a no fee personal checking account for the director and his or her spouse, a debit card, a no-fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, use of tickets for marketing and other business events up to $5,000 in value, and, subject to certain restrictions and limitations, the repurchase of shares of FHN common stock under a Board-approved repurchase program with no payment of any fees or commissions. Directors may participate in a charitable gift matching program up to $25,000 per year.

FHN’s stock ownership guidelines set a benchmark for directors to own FHN stock having a value of at least $210,000, or three times annual retainer. For this purpose, fully-owned shares, restricted stock, and shares held in tax-deferred plans are counted, but stock options are not counted. If the ownership guideline is satisfied, 50% of the net after-tax shares received from stock awards must be retained. If the guideline is not satisfied, 75% must be retained. The retention requirement applies during the rest of their tenure on the Board, except that after age 60 directors are permitted to sell shares held at least three years to diversify in preparation for retirement.

Many directors have nonqualified deferred compensation accounts that earn interest or returns indexed to the performance of certain mutual funds selected by the director.

Prior to 2006, directors could receive stock options in lieu of fees under certain deferral plans. Prior to 2007 directors received long-term restricted stock when first elected and every ten years afterward. Options and unvested shares under those discontinued programs remain outstanding.

From 1985 to 1995, directors could defer fees and receive an accrual of interest at rates ranging from 17-22 percent annually. Although new deferrals under that old plan have not been permitted since

63

1995, interest continues to accrue on outstanding accounts. Rates are re-set annually and have varied since 1995. For many years, the rate has been set at 7 percentage points above a benchmark rate. For the 2014 plan year, the interest rate was 10.94% for all active participants including two current directors, Ms. Palmer and Mr.

Martin. For 2015, the rate has decreased to 10.57%, corresponding to a decrease in the benchmark rate. The plan’s purpose was to provide a deferral opportunity and also a strong retention tool for FHN since the above-market rates of return are largely forfeited in a case of early departure from Board service.

Non-Employee Director Compensation Table

The following table shows compensation earned by directors last year, whether or not deferred.

Director Compensation 2014
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and Nonqualified
	Fees Earned			Non-stock	Deferred
	or		Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Mr. Carter	$25,000	$83,765	—	—	—	$25,000	$133,765
Mr. Compton	25,000	89,707	—	—	—	20,000	134,707
Mr. Emkes	25,000	100,122	—	—	—	21,400	146,522
Mr. Gilchrist	25,000	94,169	—	—	—	25,000	144,169
Ms. Gregg	25,000	80,783	—	—	—	25,000	130,783
Mr. Martin	25,000	133,327	—	—	$6,713	25,000	190,040
Mr. Niswonger	25,000	82,756	—	—	—	—	107,756
Ms. Palmer	25,000	79,797	—	—	7,434	17,500	129,731
Mr. Reed	25,000	102,094	—	—	—	25,400	152,494
Ms. Stewart	6,250	38,567	—	—	—	—	44,817
Mr. Yancy	25,000	88,216	—	—	—	—	113,216

Explanations of certain columns follow:

Col (c) Stock Awards. Includes all RSUs and FSUs granted during 2014. Amounts shown are the grant date fair values of awards using the accounting method applicable to our financial statements. For additional information about valuation see the note for cols (e)-(f) to the Summary Compensation Table on page 50. Additional information about outstanding awards appears under the caption “Outstanding Director Equity Awards at Year-End” beginning on page 65.

Col (f) Deferred Compensation. Amounts consist of above-market interest accrued during the year under a plan discontinued in 1995.

Col (g) All Other Compensation. Amounts consist primarily of matching donations to eligible charitable organizations by First Horizon Foundation. Also included are amounts paid in accordance with FHN’s Director Policy for attending local advisory board meetings.

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Outstanding Director Equity Awards at Year-End

As discussed above, FHN grants RSU and FSU awards annually to directors. Some option and restricted stock awards remain outstanding under old programs. The following table provides information about equity awards held at December 31, 2014 by non-employee directors. All options are vested; other awards were unvested at year-end.

Outstanding Equity Awards at Fiscal Year-End 2014
Held by Non-Employee Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
Name	Number of Securities Underlying Unexercised Options(#)	Option Exercise Price($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)
Mr. Carter	—	—	—	7,303	$99,175
Mr. Compton	—	—	—	7,821	$106,209
Mr. Emkes	—	—	—	8,729	$118,540
Mr. Gilchrist	—	—	—	8,210	$111,492
Ms. Gregg	—	—	—	7,043	$95,644
	88	$18.04	1/3/2015
	55	18.28	7/1/2023
	70	18.24	1/2/2024
Mr. Martin	—	—	—	11,624	$157,854
	1,718	$18.04	1/3/2015
	5,694	17.10	6/30/2017
	4,950	23.46	12/31/2017
	4,704	22.26	6/30/2018
	3,951	26.53	12/31/2018
	3,484	27.22	6/30/2019
	3,334	20.40	12/31/2019
	2,985	18.85	1/2/2021
	2,852	23.49	7/2/2021
	3,009	23.91	1/2/2022
	2,842	25.34	7/1/2022
	3,119	24.36	1/2/2023
	1,094	18.28	7/1/2023
	1,370	18.24	1/2/2024
Mr. Niswonger	—	—	—	7,215	$97,980
Ms. Palmer	—	—	—	6,957	$94,476
	1,884	$18.04	1/3/2015
	9,266	8.16	6/30/2015
	7,960	10.68	12/31/2015
	8,140	10.85	6/30/2016
	8,568	13.37	12/31/2016
	5,363	17.10	6/30/2017
	4,710	23.46	12/31/2017
	4,196	22.26	6/30/2018
	4,378	26.53	12/31/2018
	3,848	27.22	6/30/2019
	4,584	20.40	12/31/2019
	5,226	11.85	7/3/2020
	3,518	18.85	1/2/2021
	3,107	23.49	7/2/2021
	3,093	23.91	1/2/2022
	2,764	25.34	7/1/2022
65

Outstanding Equity Awards at Fiscal Year-End 2014

Held by Non-Employee Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
Name	Number of Securities Underlying Unexercised Options(#)	Option Exercise Price($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)
	2,709	24.36	1/2/2023
	1,121	18.28	7/1/2023
	2,028	18.24	1/2/2024
Mr. Reed	—	—	—	10,841	$147,221
Ms. Stewart	—	—	—	3,190	$43,320
Mr. Yancy	—	—	—	7,691	$104,444
	1,386	$18.04	1/3/2015
	1,379	23.91	1/2/2022
	2,921	25.34	7/1/2022
	3,202	24.36	1/2/2023
	1,011	18.28	7/1/2023
	1,535	18.24	1/2/2024

Explanations of certain columns follow:

Cols (b)/(c). The numbers of stock options and the option prices have been adjusted to reflect stock dividends distributed from October 2008 through January 2011. The cumulative compound rate of all such dividends was 20.0380%.

Col (e). The awards are unvested RSUs, FSUs, and restricted stock shares outstanding on December 31, 2014. The restricted stock amounts include adjustments for past stock dividends. The vesting dates of the awards are shown in the table following the explanation of column (f).

Col (f). The values reflect the closing value at December 31, 2014, of FHN common stock with no discount for the risk that the award might be forfeited or for the time remaining before vesting. The values are not based on financial accounting assumptions or methods.

Vesting Dates of Director Full-Value Stock Awards

Outstanding at Year-End 2014

Name	Grant Date	Vesting Dates	RSUs + Shares Vesting(#)	FSUs Vesting(#)	Total Units + Shares Unvested(#)
Mr. Carter	5/1/2014	4/2/2015	3,889	3,414	7,303
Mr. Compton	5/1/2014	4/2/2015	3,889	3,932	7,821
Mr. Emkes	5/1/2014	4/2/2015	3,889	4,840	8,729
Mr. Gilchrist	5/1/2014	4/2/2015	3,889	4,321	8,210
Ms. Gregg	5/1/2014 10/27/2014	4/2/2015 4/2/2015	3,889 —	3,025 129	6,914 129
Mr. Martin	5/1/2014	4/2/2015	3,889	7,735	11,624
Mr. Niswonger	5/1/2014 10/27/2014	4/2/2015 4/2/2015	3,889 —	3,197 129	7,086 129
Ms. Palmer	5/1/2014	4/2/2015	3,889	3,068	6,957
Mr. Reed	4/14/2006 5/1/2014	4/30 each yr 2015-16 4/2/2015	* 3,889	NA 5,012	1,940 8,901
Ms. Stewart	10/27/2014	4/2/2015	1,889	1,301	3,190
Mr. Yancy	5/1/2014 10/27/2014	4/2/2015 4/2/2015	3,889 —	3,457 345	7,346 345

*	The number of old restricted shares vesting on 4/30 of each year is 955 and 985, respectively.
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Director Options Exercised and Stock Vested

The following table provides information about stock options and similar rights exercised during 2014 by our non-employee directors as well as stock units and restricted shares that vested during 2014. Amounts in column (e) represent the fair market value of shares as of the vesting dates.

Director Options Exercised and Stock Vested During 2014

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized Upon Exercise ($)	Number of Shares Acquired or Units Paid Upon Vesting(#)	Value Realized Upon Vesting ($)
Mr. Carter	—	—	8,924	$109,973
Mr. Compton	—	—	7,149	88,243
Mr. Emkes	—	—	8,108	99,984
Mr. Gilchrist	—	—	7,964	98,221
Ms. Gregg	—	—	7,676	94,695
Mr. Martin	—	—	12,907	158,733
Mr. Niswonger	—	—	7,868	97,045
Ms. Palmer	—	—	10,843	133,465
Mr. Reed	—	—	10,840	132,605
Ms. Stewart	—	—	—	—
Mr. Yancy	—	—	8,156	100,571
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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our stock and to furnish us with copies of all forms filed.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year our officers and directors complied with all applicable Section 16(a) filing requirements.

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is available free of charge to each shareholder of record upon written request to the Treasurer, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of each exhibit to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

BY ORDER OF THE BOARD OF DIRECTORS

Clyde A. Billings, Jr.
Senior Vice President,
Assistant General Counsel and
Corporate Secretary

March 16, 2015

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Appendix A

AUDIT COMMITTEE CHARTER
FIRST HORIZON NATIONAL CORPORATION
(As Amended and Restated as of July 22, 2014)

Establishment and Purposes of the Committee

Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation’s restated charter, as amended, and Section 3.5 of the Corporation’s bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Audit Committee (the “Committee”) of the Board of Directors, which shall: (1) assist the Board of Directors in its oversight of (a) the Corporation’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of the Corporation’s financial statements, (c) the Corporation’s compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and Corporation’s internal audit function; and (2) prepare the report to be included in the Corporation’s annual proxy statement pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”).

The function of the Committee is oversight. Management of the Corporation is responsible for preparation, presentation and integrity of the Corporation’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the officer in charge of the Corporation’s internal audit function (“internal auditor”) is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out a proper audit of the Corporation’s annual financial statements, reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. It is recognized that, in fulfilling their responsibilities hereunder, members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, performing the functions of accountants or auditors. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (1) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (2) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (3) the representations made by management as to any non-audit services provided by the independent auditor to the Corporation. Further, in fulfilling their responsibilities hereunder, the members of the Committee will incorporate the use of reasonable materiality standards, including the size of the Corporation and the nature, scope and risks of the activities conducted.

The independent auditor for the Corporation is accountable to the Committee as representatives of the shareholders and must report directly to the Committee. The Committee has the authority and responsibility directly to appoint (subject, if applicable, to shareholder ratification), retain, compensate, evaluate and terminate the Corporation’s independent auditor and to oversee the work of such independent auditor.

The independent auditor shall submit to the Committee annually a formal written statement (the “Auditor’s Statement”) describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues; and (to assess the independent auditor’s independence) all relationships between the independent auditor and the Corporation addressing each non-audit service provided to the Corporation and at least the matters set forth in the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence.

The independent auditor shall submit to the Committee annually a formal written statement of the aggregate fees billed for each of the last two fiscal years for professional services rendered by the independent auditor in the following categories (as defined by the rules of the SEC): audit, audit-related, tax and all other services.

A-1

Qualifications of Committee Members

The Committee shall consist of at least three members appointed annually by a majority of the entire Board on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, acting in its capacity as the nominating committee. Members shall be directors who meet the independence and experience requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. Under these requirements as currently adopted, the Board must determine:

•	that each member has no material relationship, either direct or indirect, with the Corporation;

•	that each member is financially literate, or shall become financially literate within a reasonable period of time after his or her appointment to the Committee; and

•	that at least one of the members has accounting or related financial management expertise,

as such requirements are interpreted by the Board of Directors in the exercise of its business judgment. Members may be replaced by the Board.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Corporation’s annual proxy statement. No member of the Committee may be an affiliated person (as such term is defined in SEC Rule 10A-3, including any exceptions or exemptions permitted thereby) of the Corporation or any subsidiary thereof or may receive any compensation from the Corporation other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive; provided, however, that notwithstanding the foregoing, it shall be permissible for Committee members to receive those types of compensation permitted by the rules of the SEC and the NYSE regarding the independence of audit committee members.

Operation of the Committee

Meetings shall be held at least four times yearly, or more frequently if circumstances dictate, and may be called at any time by the Committee Chairperson or by any two members of the Committee upon written or oral notice to a majority of the members of the Committee prior to the meeting. A quorum shall consist of a majority of the members and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chairperson of the Committee, or acting Chairperson of the meeting, will present a report of Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if either the members of the Bank’s committee and the members of this Committee are identical or all of the members of the Bank’s committee would meet the eligibility requirements of the NYSE, Section 10A(m)(3) and the rules of the SEC, including any exceptions permitted thereby, and meetings may also be held jointly with the Trust Audit Committee of the Bank under the same conditions. The Committee may, in its discretion, delegate all or a portion of its authority and duties to a subcommittee of the Committee, and may delegate to the Chairperson the authority to grant pre-approvals of audit and permitted non-audit services as provided herein, provided that the decisions of such Chairperson to grant pre-approvals shall be presented to the full Committee at its next regularly scheduled meeting.

The Committee shall have unrestricted access to Corporation personnel and documents. The Committee will be given the resources and authority appropriate to discharge its duties and responsibilities, including (i) the authority to retain and compensate special or independent counsel, accountants or other experts or consultants to advise the Committee, without seeking approval of the Board or management, and (ii) appropriate funding, as determined by the Committee, for payment of compensation to such counsel, accountants or other experts and consultants. The Committee may request any officer or employee of the Corporation or of the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and

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management of the Corporation. The Committee shall meet separately periodically with management, the internal auditor, and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these persons believes should be discussed privately.

Duties and Responsibilities of the Committee

The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may from time to time by resolution adopted by a majority of the entire Board specify:

1.	with respect to the independent auditor,

a.	directly appoint (subject, if applicable, to shareholder ratification), retain, compensate, oversee the work of, evaluate and terminate the independent auditor.

b.	adopt a policy for the Corporation regarding preapproval of all audit and non-audit engagement fees and terms and approve, in advance, all such fees and terms in accordance with such policy.

c.	ensure that the independent auditor prepares and delivers annually an Auditor’s Statement (it being understood that the independent auditor is responsible for the accuracy and completeness of this Statement) and consider such Auditor’s Statement in assessing the independence of the independent auditor.

d.	ensure that the independent auditor timely reports on all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

e.	review and evaluate the qualifications, performance and independence of the lead partner of the independent auditor

f.	discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner, and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

g.	instruct the independent auditor that the independent auditor is ultimately accountable to the Committee as representatives of the shareholders.

2.	with respect to the internal audit department,

a.	appoint and remove the Corporation’s internal auditor and approve the salary and annual bonus of the internal auditor.

b.	advise the internal auditor that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the internal audit department and management’s responses thereto (including but not limited to reports on the Corporation’s risk governance, risk assessment and risk management, the adequacy of policies, and compliance with legal and regulatory requirements).

c.	advise the internal auditor that he or she is expected to provide the Committee with such additional information and reports as may be provided in the internal audit department charter.

d.	approve the internal audit department charter, review it annually, and approve such amendments thereto as the Committee may deem necessary or appropriate.

e.	approve annually the budget, staffing levels, audit plan, and risk assessment methodology of the internal audit department.

f.	together with the internal auditor, oversee any outsourcing to third parties of internal audit functions.
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3.	with respect to financial reporting principles and policies and internal controls and procedures,

a.	advise management, the internal auditor and the independent auditor that each is expected to provide to the Committee a timely analysis of significant financial reporting issues and practices.

b.	consider any reports or communications (and management’s and/or the internal auditor’s responses thereto) submitted to the Committee by the independent auditor required by or referred to in Auditing Standard No. 16. Communication with Audit Committees, issued by the Public Company Accounting Oversight Board, as may be modified or supplemented.

c.	meet with management, the independent auditor and, if appropriate, the internal auditor (i) to discuss the scope of the annual audit; the audited financial statements and quarterly financial statements; any significant matters arising from any audit, including any audit problems or difficulties and management’s response thereto; any significant matters arising from changes to the Corporation’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditor, the internal auditor or management; any major issues regarding accounting principles and financial statement presentations; any major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; the effect, if significant, of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; (ii) to review the form of opinion the independent auditor proposes to render to the Board of Directors and shareholders; and (iii) to discuss the Corporation’s risk assessment and risk management policies and to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

d.	obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which set forth certain procedures to be followed in any audit of financial statements required under that act.

e.	review any employee complaints or material reports or inquiries received from regulators or government agencies and management’s responses; in addition to receiving reports from the internal auditor regarding risk and compliance matters as described in Section 2 of this Charter, meet periodically with the Corporation’s chief risk officer to discuss any risk and compliance matters that may have a material effect on the Corporation’s financial statements or internal controls; discuss any significant compliance issues raised in reports or inquiries received from regulators or government agencies; review periodic reports regarding the effectiveness of the Compliance and Ethics Program; and discuss with the Corporation’s General Counsel pending and threatened claims that may have a material impact on the financial statements.

f.	discuss earnings press releases, including the use of “proforma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies; provided, however, that the Committee’s responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally and may be limited to the types of information to be disclosed and the types of presentations to be made.

g.	establish hiring policies for employees or former employees of the independent auditor.

h.	review and oversee related party transactions.

i.	establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

j.	review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.
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4.	with respect to reporting and recommendations,

a.	prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

b.	review this Charter at least annually and recommend any changes to the Board.

c.	report its activities to the full Board of Directors on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

d.	prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.
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Appendix B

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

FIRST HORIZON NATIONAL CORPORATION

(As Amended and Restated July 22, 2014)

Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation’s restated charter, as amended, and Section 3.5 of the Corporation’s bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors, which shall serve as a nominating committee and as a corporate governance committee for the Corporation, with such specific authority as is herein provided.

Purposes of the Committee

The purposes of the Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and (3) to oversee the evaluation of the Board and management.

Qualifications of Committee Members

The Committee shall be appointed annually by a majority of the entire Board, upon recommendation of the Committee, and shall consist of at least three members of the Board, each of whom is “independent” under the rules of the New York Stock Exchange (“NYSE”). Members of the Committee may be replaced by the Board.

Operation of the Committee

Meetings shall be held at least two times yearly and may be called at any time by the Committee Chairperson or by any two members of the Committee upon written or oral notice to a majority of the Committee prior to the meeting. A quorum shall consist of a majority of the members, and the vote of the majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chairperson of the Committee, or acting Chairperson of the meeting, will present a report of the Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if either the members of the Bank’s committee and the members of this Committee are identical or all of the members of the Bank’s committee meet the independence requirements of the NYSE. The Committee may invite to its meetings such members of management as it may deem desirable or appropriate. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and management of the Corporation.

The Committee shall have unrestricted access to Corporation personnel and documents and shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have the authority to retain consultants or search firms used to identify director candidates, including authority to approve the fees and other retention terms. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Duties and Responsibilities of the Committee

The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may from time to time by resolution adopted by a majority of the entire Board specify:

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1.	With respect to the nominating function,

	a.	To consider recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof;

	b.	To identify individuals believed to be qualified to become Board members, and to recommend to the Board the individuals to stand for election or reelection as directors. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include:

• personal qualities and characteristics, experience, accomplishments and reputation in the business community;

• current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business;

• diversity of viewpoints, background, experience and other demographics;

• ability and willingness to commit adequate time to Board and committee matters; and

• the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the Corporation.

The Committee may consider candidates proposed by management, but is not required to do so;

	c.	To develop and recommend to the Board, in connection with its assessment of director independence, guidelines to be applied in making determinations as to the absence of material relationships between the Corporation and a director;

	d.	To identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members; and

	e.	To review, monitor and make recommendations to the Board or management, as appropriate, with respect to any communications directed to the Corporation or one or more of the directors relating to performance, nomination or removal of directors.

2.	With respect to corporate governance and other matters,

	a.	To exercise oversight of the evaluation of the Board and management;

	b.	To develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, to review and reassess those principles at least once a year, and recommend any proposed changes to the Board for approval; and

	c.	To prepare and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.
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Appendix C

COMPENSATION COMMITTEE CHARTER

FIRST HORIZON NATIONAL CORPORATION

(As Amended and Restated July 22, 2014)

Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation’s restated charter, as amended, and Section 3.5 of the Corporation’s bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Compensation Committee (the “Committee”) of the Board of Directors, which shall serve as a compensation committee for the Corporation, with such specific authority as is herein provided. This Committee was known prior to January 20, 2004 as the Human Resources Committee, and all references to the Human Resources Committee in any of the plans named in Section 8 herein shall be understood to refer to this Committee.

Purposes of the Committee

The purposes of the Committee are (1) to discharge the Board’s responsibilities relating to the compensation of the Corporation’s executive officers, (2) to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate the Corporation’s executive management, and (5) to carry out certain other duties set forth herein.

Qualifications of Committee Members

The Committee shall be appointed annually by a majority of the entire Board, upon recommendation of the Nominating and Corporate Governance Committee, and shall consist of at least three members of the Board, each of whom is “independent” under the rules of the New York Stock Exchange (“NYSE”). In addition, at least two members of the Committee must be directors of the Corporation who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be directors of the Corporation who are “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Only members who meet the Section 162(m) test may participate in decisions required to be made by “outside directors” under Section 162(m), and any other member of the Committee must recuse himself or herself with respect to those issues. Only members who meet the Section 16 test may participate in decisions required to be made by “non-employee directors” under Section 16, and any other member of the Committee must recuse himself or herself with respect to those issues. Any member may volunteer to recuse himself or herself if he or she believes his or her qualification under Section 162(m) or Section 16 may be in doubt. In the event of any recusal for any of those reasons, the remaining members of the Committee would constitute “the Committee” for the action in question for purposes of both this Charter and any applicable plan administered by the Committee, provided that the Committee as so constituted for such action shall have at least two members. If a quorum of the Committee is present in accordance with the requirements of the “Operation of the Committee” section of this Charter, then the action taken by at least two “outside directors” (with respect to matters required to be acted upon by “outside directors”) and the action taken by at least two “non-employee directors” (with respect to matters required to be acted upon by “non-employee directors”) each shall be the valid action of this Committee and is fully authorized by the Board of Directors, as long as such action is taken by a majority of the “outside directors” or a majority of the “non-employee directors,” as applicable. Members of the Committee may be replaced by the Board.

Operation of the Committee

Meetings shall be held at least four times yearly and may be called at any time by the Committee Chairperson or by any two members of the Committee upon written or oral notice to a majority of the Committee prior to the meeting. A quorum shall consist of a majority of the members, and the vote of the majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The Chairperson of the

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Committee, or acting Chairperson of the meeting, will present a report of the Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if (i) the members of the Bank’s committee and the members of this Committee are identical or (ii) all of the members of the Bank’s committee meet the independence requirements of the NYSE. The Committee may invite to its meetings such members of management as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The Corporation’s Chief Executive Office (“CEO”) should not attend the portion of any meeting where the CEO’s performance or compensation is discussed, unless specifically invited by the Committee. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and management of the Corporation.

The Committee shall have unrestricted access to Corporation personnel and documents and shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have the authorities enumerated below to fulfill the foregoing. The Committee may, in its discretion, delegate all or a portion of its duties, responsibilities, and authorities to a subcommittee of the Committee.

Duties, Responsibilities, and Authorities of the Committee

The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may specify from time to time by resolution adopted by a majority of the entire Board.

1. To adopt and amend, and to recommend to the Board as appropriate, major corporate policies and objectives with respect to the Corporation’s compensation and management of its human resources.

2. To make regular reports to the Board and to provide a periodic review, evaluation and reporting link between management and the Board with respect to the Corporation’s compensation and management of its human resources.

3. To review periodically management’s human resources policies, guidelines, procedures, and practices for conformity with corporate objectives and policies concerning the Corporation’s compensation and management of its human resources, including a periodic review of compensation structures for non-executive officers.

4. To review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation.

5. To make recommendations to the Board concerning compensation for directors.

6. To fix the compensation–including salary, bonus, benefits, and other current, deferred, or retirement compensation including any severance or similar termination payments–of executive officers, and to oversee the operation of the Corporation’s compensation plans, programs, and practices (collectively, “plans”) for employees and directors.

7. To adopt and amend benefit plans and compensation plans, including incentive compensation plans, applicable to executive officers but excluding the plans listed in 9 below.

8. To adopt and amend other employee benefit plans and compensation plans but excluding the plans listed in 9 below, provided that the Committee’s authority hereunder is not exclusive so that such plans may be adopted or amended by management consistent with explicit delegation or general Committee policy or practice.

9. To make recommendations to the Board concerning the adoption or amendment of the following plans: the Pension Plan; the Pension Restoration Plan; the Savings Plan; the Savings Restoration Plan; the Directors & Executives Deferred Compensation Plan; the First Horizon National Corporation Deferred Compensation Plan; the First Horizon Deferred Compensation Plan; the terms and conditions of the change in control severance agreements offered to executives and other officers from time to time; any

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plan originally adopted by the Board which expressly provides for amendment or administration solely by the Board; and any plan which involves the issuance of Corporation stock. The exclusion of change in control severance agreements applies only to the terms and conditions of such agreements; the Committee is delegated authority to select recipients and fix payment levels. The delegations in 7 and 8 are not exclusive and do not prevent the Board from acting upon the matters covered therein; no such action by the Board shall diminish those delegations unless explicitly so provided by the Board.

10. To serve as the Committee required:

a.	by the terms of the 1990 Stock Option Plan and the 1995 and 1997 Employee Stock Option Plans;

b.	by terms of the Directors & Executives Deferred Compensation Plan;

c.	to resolve questions of interpretation arising under the Non-Employee Directors’ Deferred Compensation Stock Option Plan and the 2000 Non-Employee Directors’ Deferred Compensation Stock Option Plan;

d.	by the terms of the Management Incentive Plan;

e.	to review the appropriateness of the issuance of Corporation common stock under the terms of the Savings Plan as required by resolutions of the Board as adopted from time to time;

f.	to designate those eligible to participate in the Savings Restoration Plan and the Survivor Benefit Plan;

g.	by the terms of the 2002 Bank Director and Advisory Board Member Deferral Plan, the Bank Director and Advisory Board Member Deferral Plan and the Bank Advisory Director Deferral Plan;

h.	by the terms of the Equity Compensation Plan; and

i.	by the terms of the First Horizon National Corporation Deferred Compensation Plan and the First Horizon Deferred Compensation Plan.

11. In consultation with management, to oversee regulatory compliance with respect to compensation matters, including (a) overseeing the Corporation’s policies on structuring compensation programs to maximize tax deductibility while retaining the discretion deemed necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and (b) as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

12. To produce annually a report of the Committee for inclusion in the Corporation’s proxy statement in accordance with applicable SEC rules and regulations, or as required by NYSE rule or any other applicable law or regulation, and to approve or recommend to the Board, as appropriate, other disclosures or vote items in the proxy statement as required by such rules, regulations, or laws.

13. To assess recommendations from management and make recommendations to the Board regarding the creation of executive corporate offices, regarding how to define the authority and responsibility of such offices, and concerning nominees to fill such offices; to create non-executive corporate offices and define the authority and responsibility of such offices, except to the extent such authority or responsibility would not be consistent with the law, the charter, or the bylaws; to appoint persons to any office of the Corporation except Chairman of the Board, Chief Executive Officer, President, Chief Audit Executive, Secretary, and any office the incumbent in which is designated by the Board as an Executive Officer; and, to remove from office any person that was, or could have been, so appointed by the Committee.

14. To review and approve recommendations from management and recommend Board approval regarding the appointment of incumbent officers, including consideration of their performance in determining whether to nominate them for reelection, and to review succession plans for executive officers, including the CEO.

15. To review, monitor, and make recommendations to the Board or management, as appropriate, with respect to any communications directed to the Corporation or one or more of the directors relating to performance, nomination or removal of officers.

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16. To establish, amend, rescind, and oversee the administration of stock ownership guidelines applicable to the Corporation’s officers, including its Executive Officers, and its directors; and, to operate any such guidelines in conjunction with one or more compensatory plans and programs.

17. To evaluate performance of the Corporation’s executive officers and review that performance with the Board.

18. To prepare and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board any improvements to this Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

19. To serve as the committee required by the Bylaws and resolutions of the Corporation to be responsible for and with authority to make and record all requests of directors, officers, and employees of the Corporation, or any of its subsidiaries, to serve other business entities at the Corporation’s request and to be indemnified against liability arising from such service.

20. To review compliance with the Management Interlocks Acts and approve indemnification for officers and directors.

21. To retain or obtain, in its sole discretion, the advice of a compensation consultant, legal counsel, or other adviser (collectively, “adviser”), which adviser may but need not be independent of management, to assist the Committee in any respect that the Committee determines to be appropriate.

22. To be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee.

23. To require and obtain from the Corporation appropriate funding, as determined by the Committee, for payment of reasonable compensation to and expenses of any adviser retained by the Committee.

24. To select an adviser to the Committee only after taking into consideration all factors relevant to that person’s independence from management, including the following:

A.	the provision of other services to the Corporation by the person that employs the adviser (the “adviser’s firm”);

B.	the amount of fees received from the Corporation by the adviser’s firm, as a percentage of the total revenue of the adviser’s firm;

C.	the policies and procedures of the adviser’s firm that are designed to prevent conflicts of interest;

D.	any business or personal relationship of the adviser with a member of the Committee;

E.	any stock of the Corporation owned by the adviser; and

F.	any business or personal relationship of the adviser or the adviser’s firm with an executive officer of the Corporation.

25. To oversee the Corporation’s compliance with all applicable laws and regulations relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs, or arrangements.

26. To oversee the Corporation’s compliance with all applicable laws and regulations relating to the compensation of the Corporation’s executive officers or to public, regulatory, or other reporting associated with such compensation.

ANNUAL MEETING

April 28, 2015
10:00 a.m. Central time

FIRST TENNESSEE BUILDING
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR FIRST HORIZON NATIONAL CORPORATION SAVINGS PLAN (“Plan”)

Shareholders of Record: The undersigned appoints George P. Lewis and Lewis R. Donelson, or any one or both of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 27, 2015, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon National Corporation, to be held in the auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on April 28, 2015, at 10 a.m. Central time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the FHNC Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee effective April 1, 2015 (“Plan Trustee”), as to the manner in which to vote the shares of First Horizon common stock held in the FHNC Stock Fund represented by the participant’s interest therein as of February 27, 2015 (the record date for the annual meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the annual meeting of shareholders of First Horizon National Corporation to be held in the Auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on April 28, 2015, at 10 a.m. Central time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also on any other matters that may come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of FHNC common stock in the FHNC Stock Fund represented by the undersigned’s interest therein as specified on the reverse side.

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

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.
You will need the last four digits of your Social Security or Tax ID number to vote your shares on the Internet or by phone.

INTERNET	TELEPHONE	MAIL
www.proxypush.com/fhn	1-866-883-3382	Mark, sign and date this card and return it in the postage-paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.
Use the Internet to vote your shares until 11:59 p.m. (CT) on April 26, 2015 (for Plan shares) or April 27, 2015 (for all other shares).	Use any touch-tone telephone to vote your shares until 11:59 p.m. (CT) on April 26, 2015 (for Plan shares) or April 27, 2015 (for all other shares).

If you vote by Internet or by telephone, you do NOT need to mail back this card.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2 and 3.

1.	Election of twelve directors to serve until the 2016 Annual Meeting of Shareholders:

			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	01	Robert B. Carter	☐	☐	☐	07	R. Brad Martin	☐	☐	☐

	02	John C. Compton	☐	☐	☐	08	Scott M. Niswonger	☐	☐	☐

Please fold here – Do not separate

	03	Mark A. Emkes	☐	☐	☐	09	Vicki R. Palmer	☐	☐	☐

	04	Corydon J. Gilchrist	☐	☐	☐	10	Colin V. Reed	☐	☐	☐

	05	Vicky B. Gregg	☐	☐	☐	11	Cecelia D. Stewart	☐	☐	☐

	06	D. Bryan Jordan	☐	☐	☐	12	Luke Yancy III	☐	☐	☐

2.	Approval of an advisory resolution to approve executive compensation	☐	For	☐	Against	☐	Abstain

3.	Ratification of appointment of KPMG LLP as auditors	☐	For	☐	Against	☐	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Date	, 2015
Signature(s) in Box
Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.